EXHIBIT 10.1

BOND PURCHASE AND LOAN AGREEMENT
AMONG
THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN,
Acting For And On Behalf Of Allen County, Indiana,
As Issuer,
FRANKLIN ELECTRIC CO., INC.,
As Borrower
AND
THE BONDHOLDERS REFERRED TO HEREIN
____________________________________________________________________
$25,000,000
ALLEN COUNTY, INDIANA
TAXABLE ECONOMIC DEVELOPMENT REVENUE BONDS
SERIES 2012
(FRANKLIN ELECTRIC CO., INC. PROJECT)
____________________________________________________________________
Dated: December 31, 2012

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND EXHIBITS    3
Section 1.1.Terms Defined    3
Section 1.2.Rules of Interpretation.    13
Section 1.2.1. Loan Agreement.    13
Section 1.2.2. Articles, Sections, Etc.    13
Section 1.2.3. Singular and Plural.    13
Section 1.2.4. Accounting Terms.    13
Section 1.2.5. Terms Defined Elsewhere.    13
Section 1.3.Exhibits.    13
Section 1.4.Schedules.    14
ARTICLE II AUTHORIZATION, ISSUANCE, EXECUTION AND PURCHASE OF THE PROJECT BONDS    15
Section 2.1.Authorized Amount of Project Bonds; Denominations.    15
Section 2.2.Issuance of Project Bonds.    15
Section 2.3.Payment of Project Bonds.    15
Section 2.4.Security for Project Bonds.    15
Section 2.5.Purchase of Project Bonds.    15
Section 2.5.1. Execution and Delivery of Loan Documents.    16
Section 2.5.2. Delivery of Project Bonds.    16
Section 2.5.3. Legal Opinions.    16
Section 2.5.4. Fees.    16
Section 2.5.5. Borrower’s Certificate.    16
Section 2.5.6. Issuer’s Certificate.    16
Section 2.5.7. Borrower’s Constituent Documents.    16
Section 2.5.8. Bond Legislation.    16
Section 2.5.9. TIF Pledge Resolution.    17
Section 2.5.10. Public Hearing.    17
Section 2.5.11. Insurance.    17
Section 2.5.12. Representation and Warranties.    17
Section 2.5.14 Miscellaneous.17
Section 2.6.Authentication.    18
Section 2.7.Accreditation and Other Representations of Holders of Project Bonds.    18
Section 2.7.1. Initial Placement of Project Bonds.    18
Section 2.7.2. Other Representations of Holders of Project Bonds.    18
ARTICLE III LOAN OF PROCEEDS    21
Section 3.1.Loan of Proceeds of Project Bonds.    21
Section 3.2.Details of Payment    21
Section 3.2.1. Repayment Obligations.    21
Section 3.2.2. Interest.    21
Section 3.2.3. Principal and Interest Payments.    21
Section 3.2.4. Prepayment of Project Notes.    22
Section 3.2.5. Rate Adjustment upon an Event of Default.    22
Section 3.3.Security for the Project Notes.    22
Section 3.4.Payment on Project Notes Pledged.    22
Section 3.5.Effect of Payments.    22
Section 3.6.Method and Place of Payments.    22
Section 3.7.Obligations of the Borrower Unconditional.    23
Section 3.8.No Abatement.    23
ARTICLE IV REPRESENTATIONS AND WARRANTIES    24
Section 4.1.Representations by and Covenants of Issuer.    24
Section 4.1.1. Due Organization.    24
Section 4.1.2. Loan of Proceeds of Project Bonds.    24
Section 4.1.3. Assignment of Rights.    24
Section 4.1.4. Further Transfer.    24
Section 4.2.Representations and Warranties.    24
Section 4.2.1. Organization.    24
Section 4.2.2. Power and Authority.    25
Section 4.2.3. Financial Statements.    25
Section 4.2.4. Actions Pending.    26
Section 4.2.5. Outstanding Debt.    26
Section 4.2.6. Title to Properties.    26
Section 4.2.7. Taxes.    26
Section 4.2.8. Conflicting Agreements and Other Matters.    27
Section 4.2.9. Offering of Project Bonds.    27
Section 4.2.10. Use of Proceeds.    27
Section 4.2.11. Compliance with ERISA.    28
Section 4.2.12. Governmental Consent.    29
Section 4.2.13. Compliance with Laws.    29
Section 4.2.14. Hostile Tender Offers.    29
Section 4.2.15. Disclosure.    29
Section 4.2.16. Investment Company Status; Holding Company Status.    29
Section 4.2.17. Default.    30
Section 4.2.18. Licenses.    30
Section 4.2.19. Approvals.    30
Section 4.2.20. Zoning and Permits.    30
Section 4.2.21. Utility Services.    30
Section 4.2.22. Flood Area.    30
Section 4.2.23. Issuer’s Interest.    30
Section 4.2.24. Conformance with Act.    30
Section 4.2.25. Disposal of Project.    31
Section 4.2.26. Foreign Assets Control Regulations, Etc.    31
Section 4.2.27. General.    33
ARTICLE V PARTICULAR COVENANTS OF THE BORROWER    34
Section 5.1.Negative Covenants.    34
Section 5.1.1. Line of Business.    34
Section 5.2.Affirmative Covenants.    34
Section 5.2.1. Consent to Assignments to Holders.    34
Section 5.2.2. Good Standing.    35
Section 5.2.3. Taxes, Etc.    35
Section 5.2.4. Maintenance and Repair of Project.    35
Section 5.2.5. Insurance.    35
Section 5.2.6. Reports.    35
Section 5.2.7. Licenses.    36
Section 5.2.8. Compliance with Law.    36
Section 5.2.9. Obligations Under the Loan Documents.    36
Section 5.2.10. Completion of the Project.36
Section 5.3.Holders’ Right to Perform Borrower’s Covenants.    36
Section 5.4.Waiver of Covenants.    37
ARTICLE VI DISBURSEMENT OF PROCEEDS OF LOAN    38
AND CREATION OF REIMBURSEMENT ACCOUNT    38
Section 6.1.Disbursement of Project Bond Proceeds.    38
Section 6.2.Creation of Reimbursement Account.    38
Section 6.3.No Investment of Reimbursement Account.    38
Section 6.4 Balance of Reimbursement Account upon an Event of Default.    39
Section 6.5 Balance of Reimbursement Account upon Redemption in Full of Project Bonds.    39
ARTICLE VII GENERAL PROVISIONS    40
Section 7.1.Issuer’s Limited Obligation of Project Bonds.    40
Section 7.2.Performance of Covenants by Issuer.    40
Section 7.3.Instruments of Further Assurance.    40
Section 7.4.Binding Pledge    40
Section 7.5.Mutilated, Lost, Stolen or Destroyed Project Bonds.    41
Section 7.6.Exchange and Registration of Project Bonds, Registrar and Persons Treated as Holders.    41
Section 7.6.1. Registration.    41
Section 7.6.2. Exchange.    41
Section 7.6.3. Transfer.    41
Section 7.6.4. Other Provisions Regarding Registration, Exchange and Transfer.    42
Section 7.6.5. Delivery and Charges in Connection with Exchange or Transfer of Project Bonds.    42
Section 7.6.6. Ownership.    43
Section 7.7.Destruction of Bonds.    43
Section 7.8.Cancellation.    43
Section 7.9.Correspondence of Project Bonds and Project Notes; Substitute or Replacement Notes.    43
Section 7.10.Existence of Issuer.    43
Section 7.11.Rights Under Loan Agreement.    44
ARTICLE VIII PREPAYMENT OF PROJECT NOTES AND REDEMPTION OF PROJECT BONDS    45
Section 8.1.Prepayment Generally.    45
Section 8.2.Correspondence of Project Notes and Project Bonds.    45
Section 8.3.Optional Prepayment of Project Notes and Redemption of Project Bonds.    45
Section 8.5.Application of Prepayments and Redemption Amounts.    45
Section 8.6.Certain Restrictions on Prepayment and Redemption.    45
Section 8.7.Prepayments and Redemption Payments in Respect of Project notes and Project Bonds.    46
Section 8.8.Redemption Notice.    46
ARTICLE IX EVENTS OF DEFAULT AND REMEDIES    47
Section 9.1.Default and Acceleration.    47
Section 9.2.Rescission of Acceleration.    50
Section 9.3.Notice of Acceleration or Rescission.    50
Section 9.4.Other Remedies.    50
Section 9.5.Correspondence of Project Notes and Project Bonds Upon Default and Acceleration.    51
ARTICLE X
DISCHARGE52
Section 10.1.Satisfaction and Termination.    52
ARTICLE XI MISCELLANEOUS PROVISIONS    53
Section 11.1.Right to Inspect or Access the Project.    53
Section 11.2.Agreement Term.    53
Section 11.3.Loan Agreement for Benefit of Parties Hereto.    53
Section 11.4.Severability.    53
Section 11.5.Limitation on Interest.    53
Section 11.6.Notices.    53
Section 11.7.Successors and Assigns.    54
Section 11.8.Counterparts.    54
Section 11.9.Taxes.    54
Section 11.10.Choice of Law.    54
Section 11.11.Expenses.    55
Section 11.12.Time of Essence.    55
Section 11.13.No Joint Venture.    55
Section 11.14.Waiver and Amendment.    55
Section 11.15.Holder Not in Control.    56
Section 11.16.Indemnity.    56
Section 11.17.Payment of Expenses of Issuance of Project Bonds.    58
Section 11.18.Waiver of Jury Trial.    58
Section 11.19.Survival of Representations and Warranties; Entire Agreement.    58
Section 11.20.Provisions of Note Purchase Agreement to Control; Certain Provisions Incorporated by Reference.    58

SCHEDULE I     BOND REGISTER
SCHEDULE II    AMORTIZATION SCHEDULE

SCHEDULE III	WIRE TRANSFER INSTRUCTIONS TO ESCROW AGENT FOR PLEDGED TIF
REVENUES

SCHEDULE IV	WIRE TRANSFER INSTRUCTIONS TO BORROWER FOR PURCHASE PRICE OF
PROJECT BONDS

EXHIBIT A-1    DESCRIPTION OF THE PROJECT
EXHIBIT A-2    DESCRIPTION OF THE PROJECT SITE
EXHIBIT B    FORM OF PROJECT NOTE
EXHIBIT C    FORM OF PROJECT BOND

BOND PURCHASE AND LOAN AGREEMENT
This BOND PURCHASE AND LOAN AGREEMENT, dated December 31, 2012 (this “Agreement”) among THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA, a county and political subdivision of the State of Indiana (the “Issuer”), FRANKLIN ELECTRIC CO., INC., an Indiana corporation (the “Borrower”), and each of the BONDHOLDERS from time to time party hereto (the “Bondholders”), under the circumstances summarized in the following recitals (the capitalized terms not defined above or in the recitals hereto shall have the meanings set forth in Article I hereof unless the context or use clearly indicates another meaning or intent) agree as follows:

WITNESSETH:
WHEREAS, the Indiana Code, Title 36, Article 7, Chapters 11.9 and 12, as supplemented and amended, authorizes and empowers the Issuer to issue revenue bonds and loan the proceeds therefrom to an individual or entity for the purpose of the acquisition, construction, installation and equipping of economic development facilities and vests such Issuer with powers that may be necessary to enable it to accomplish such purposes; and
WHEREAS, the Act declares that the financing of economic development facilities constitutes a public purpose; and
WHEREAS, after giving notice in accordance with the Act, the economic development commission of the Issuer held a public hearing with regard to the proposed financing, and upon finding the proposed financing will be of benefit to the health, safety, morals, and general welfare of the area where the Project will be located, and complies with the purposes and provisions of the Act, then adopted a resolution approving the proposed financing; and
WHEREAS, the economic development commission of the Issuer adopted a report in accordance with the Act and submitted such report to the executive director or the chairman of the plan commission having jurisdiction over the Project and, if applicable, the superintendent of the school corporation where the Project will be located, and no written comments were received within five (5) days after receipt of the report of the Issuer; and
WHEREAS, in order to assist in the financing of the Project and subject to the requirements set forth herein, the Issuer proposes to issue its Taxable Economic Development Revenue Bonds, Series 2012 (Franklin Electric Co., Inc. Project), in an aggregate principal amount not to exceed Twenty Five Million Dollars ($25,000,000) for the purpose of financing the acquisition, construction, installation and equipping of the Project; and
WHEREAS, the proceeds from the sale of the Project Bonds issued hereunder shall be loaned to the Borrower for the purpose of assisting in the financing of the Project; and
WHEREAS, this Agreement provides for the repayment by the Borrower of the loan of the proceeds of the Project Bonds and further provides for the Borrower’s repayment obligation to be evidenced by the Borrower’s Project Notes;
NOW, THEREFORE, to secure the payment of the principal of, premium, if any, and interest on the Project Bonds according to their true intent and meaning, to secure the performance and observance of all of the covenants, agreements, obligations and conditions contained therein and herein, and to declare the terms and conditions upon and subject to which the Project Bonds are intended to be issued, held, secured and enforced, and for other good and valuable consideration, the receipt of which is acknowledged, the Issuer, the Borrower and the Bondholders have executed and delivered this Agreement, and pursuant hereto the Issuer absolutely pledges and assigns to the Bondholders, and to their successors, and their assigns, all right, title and interest of the Issuer, in and to the Trust Estate, including the Pledged Revenues.
ARTICLE I
DEFINITIONS AND EXHIBITS

Section 1.1.    Terms Defined .In addition to the words and terms elsewhere defined in this Agreement or in the Note Purchase Agreement (as defined herein), the following words and terms shall have the following meanings unless the context clearly otherwise requires:
“Act” means Indiana Code 36-7-11.9 and 36-7-12 et seq., as supplemented and amended.
“Affiliate” of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. A Person shall be deemed to be “controlled by” any other Person if such other Person (a) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise or (b) owns at least ten percent (10%) of the Equity Interests in such Person.
“Agreement” shall mean this Bond Purchase and Loan Agreement executed among the Borrower, each of the Bondholders from time to time party hereto and the Issuer, as amended from time to time.
“Anti-Corruption Laws” is defined in Section 4.2.26 hereof.
“Anti-Money Laundering Laws” is defined in Section 4.2.26 hereof.
“Auditor” means the duly elected Auditor of Allen County, Indiana, serving in such capacity pursuant to the terms of Indiana Code 36-2-9 et seq., as supplemented and amended and the Constitution of the State of Indiana, and upon the election, re-election, resignation or removal of any such Auditor, any future Auditor so serving. The Borrower shall notify Prudential from time to time of the name and contact information for the then serving Auditor.
“Authorized Borrower Representative” means the Person or Persons designated by the Borrower to act on its behalf with respect to the matters described herein.
“Authorized Issuer Representative” means The Board of Commissioners of the County of Allen and the Auditor of the Issuer.
“Blocked Person” is defined in Section 4.2.26 hereof.
“Bond Counsel” means an attorney-at-law who is nationally recognized as being experienced in matters relating to the tax treatment of interest on bonds of states and political subdivisions.
“Bondholder” or “Holder” means a Person in whose name a Project Bond is registered on the Register.
“Bond Legislation” means the ordinance providing for the issuance of the Project Bonds and approving this Agreement and related matters, as amended or supplemented from time to time.
“Borrower” means Franklin Electric Co., Inc., an Indiana corporation, including any surviving, resulting or transferee entity to the extent permitted under the Note Purchase Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are authorized or required to be closed.
“Capitalized Lease Obligation” shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Borrower or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expenses) in accordance with such principles.
“CISADA” is defined in Section 4.2.26 hereof.
“Closing Date” means December 31, 2012, being the date of authentication and delivery of the Project Bonds to the initial Holders thereof.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Completion Certificate” means the certificate required by Section 5.2.10 hereof.
“Completion Date” means the date of completion of the Project, as that date is certified to the Holder as provided in Section 5.2.10 hereof, which date shall be not later than 24 months following the date of this Agreement, unless a later date shall be agreed to in writing by the Holders.
“Consolidated Net Earnings” shall mean with respect to any period:
(a)    consolidated gross revenues of the Borrower and its Subsidiaries for such period less
(b)    all operating and non-operating expenses of the Borrower and its Subsidiaries for such period including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues:
(i)    any gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets) other than in the ordinary course of business;
(ii)    any gains resulting from the write-up of assets;
(iii)    any equity of the Borrower or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary;
(iv)    undistributed earnings of any Subsidiary to the extent that such Subsidiary is not at the time permitted to make or pay dividends to the Borrower, repay intercompany indebtedness to the Borrower, repatriate earnings to the Borrower or otherwise transfer property or assets to the Borrower whether by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; or
(v)    any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;
all determined in accordance with generally accepted accounting principles as in effect on the date hereof and applied on a consistent basis.
“Controlled Entity” means (i) any of the Subsidiary of the Borrower and any of it or the Borrower’s respective Controlled Affiliates and (ii) if the Borrower has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“Default Rate” means, in the case of any overdue payment of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount or in the case of an Event of Default or after maturity, interest on the unpaid principal balance hereof shall be at a rate equal to the greater of (a) Interest Rate plus 2% or (b) 2% over the rate of interest publically announced by The Bank of New York Mellon from time to time as it “Prime Rate.”
“Environmental Laws” means all provisions of laws, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by any Governmental Authority concerning the protection of, or regulation of the discharge of substances into, the environment or concerning the health or safety of persons with respect to environmental hazards, and includes, without limitation, the Hazardous Materials Transportation Act, 42 U.S.C. §1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. §§7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. §§2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §7401 et seq., Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§651 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§11001 et seq., National Environmental Policy of 1975, 42 U.S.C. §§4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 U.S.C. §§300(f) et seq., and any similar or implementing state law, and all amendments, rules, and regulations promulgated thereunder.
“Equity Interests” means with respect to any Person, all of the shares of capital stock of (or other ownership or profit interest in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interest in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or other interest), and all of the other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” shall mean any corporation which is a member of the same controlled group of corporations as the Borrower within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Borrower within the meaning of section 414(c) of the Code.
“Escrow Agreement” means the Escrow Agreement dated the date hereof by and among the Escrow Agent, Borrower and Prudential.
“Event of Default” shall mean any of the events specified in Section 9.1, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and “Default” shall mean any of such events, whether or not any such requirement has been satisfied.
“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time as promulgated by the Financial Accounting Standards Board and recognized and interpreted by the American Institute of Certified Public Accountants.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limiting the generality of the foregoing, any agency, body, commission, court or department thereof, whether federal, state, local or foreign.
“Guarantee” shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefore, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

“Hostile Tender Offer” shall mean, with respect to the use of proceeds of any Project Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the Closing Date.
“Indebtedness” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (ix) all Indebtedness of others Guaranteed by such Person, and (x) for purposes of paragraph 7 of the Note Purchase Agreement only, all obligations of such Person with respect to Swap Agreements (valued as the termination value thereof) computed in accordance with a method approved by the International Swaps and Derivatives Association, Inc. and agreed to by such Person in the applicable hedging agreement, if any.
“Interest Payment Date” means with respect to the Project Bonds and corresponding Project Notes, each January 10 and July 10, commencing July 10, 2013, until payment in full of the Project Bonds and corresponding Project Notes.
“Interest Rate” means a fixed rate of interest equal to three and six tenths percent (3.60%).
“Issuance Cost” means all costs and expenses of issuance of the Project Bonds and Project Notes, including, but not limited to, (a) application and commitment fees; (b) counsel fees, including Bond Counsel, Issuer’s counsel, Borrower’s counsel, Holder’s counsel and special tax counsel fees, as well as any other specialized counsel fees; (c) financial advisor fees; (d) paying agent and certifying and authenticating agent fees relating to issuance of the Project Bonds and Project Notes; (e) accountants’ fees; (f) printing costs of the Project Bonds, Project Notes and of any disclosure document; and (g) publication costs associated with the financing proceedings all as authorized by Section 29(b)(2) of the Act.
“Issuer” means The Board of Commissioners of the County of Allen, acting for and on behalf of Allen County, Indiana, a county and political subdivision of the State of Indiana.
“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.
“Loan” means the loan by the Issuer to the Borrower of the proceeds from the sale of the Project Bonds.
“Loan Documents” means this Agreement, the Project Notes, the Escrow Agreement and any and all other documents executed and delivered by Borrower to govern, evidence or secure the Obligations.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, affairs, condition (financial or others) or properties of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or the Issuer to perform its respective obligations under this Agreement, the Project Bonds, Project Notes or the Loan or (c) the validity or enforceability of this Agreement, the Project Bonds, Project Notes or the Loan.
“Maturity Date” means January 10, 2033.
“Multiemployer Plan” shall mean any Plan which is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“Note Purchase Agreement” means the Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of September 9, 2004, among the Borrower, Prudential and each Prudential Affiliate a party thereto, as amended by the Amendment and PruShelf Renewal Extension, dated as of April 9, 2007, Amendment No. 2 to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of February 26, 2008, Amendment No. 3 to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of July 22, 2010, Amendment No. 4 to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 14, 2011, and Amendment No. 5 to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of December 31, 2012, as the same may be further supplemented and amended from time to time.
“Obligations” means all unpaid principal and accrued and unpaid interest and any prepayment premiums required to be paid in accordance with Article VIII hereof on the Project Notes, the Project Bonds, and all accrued and unpaid fees and other expenses or obligations hereunder or thereunder required to be paid by the Borrower.

“OFAC” is defined in Section 4.2.26 hereof.
“OFAC Listed Person” is defined in Section 4.2.26 hereof.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.sec.gov/about/offices/ocie/aml/74fr57593.pdf.
“Outstanding” or “Project Bonds then outstanding” means as of the time in question, all Project Bonds which have been executed and delivered by the Issuer under this Agreement, except:
(a)    Project Bonds theretofore canceled or delivered to the Registrar for cancellation or because of payment at or redemption prior to maturity;
(b)    Project Bonds for which moneys sufficient for the payment or redemption of, or Government Obligations the principal of and interest on which when due will be sufficient to pay the principal of and interest on such Project Bonds, to the date fixed for payment or redemption, shall have been theretofore or shall be concurrently deposited with the Holders (whether upon or prior to the maturity or redemption date of any such Project Bonds); provided, that, if such Project Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given or arrangements satisfactory to the Holders shall have been made therefore, or waiver of such notice in writing shall have been provided by the Holders; and
(c)    Project Bonds in lieu of which other Project Bonds have been authenticated and delivered under this Agreement.
“PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.
“Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency or political subdivision thereof.
“Plan” shall mean any “employee pension benefit plan” (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Borrower or any ERISA Affiliate.
“Pledged Revenues” means (a) the payments required to be made by the Borrower pursuant to the provisions of Article III hereof, including payments made on the Project Notes, (b) all moneys and investments in the Reimbursement Account, (c) all income and profit from the investment of the foregoing moneys, and (d) the Pledged TIF Revenues.
“Pledged TIF Revenues” means property tax proceeds pledged to the Trustee by the Redevelopment Commission pursuant to the TIF Pledge Resolution.

“Project” means financing certain economic development facilities to be owned and operated by the Borrower consisting of the acquisition, construction, installation and equipping of an approximately 120,000 square foot facility to be the new headquarters of the Borrower which will include an approximately 40,000 square foot Engineering Center of Excellence, together with the purchase of furnishings and equipment to be utilized therein, which will be located in the Coverdale Economic Redevelopment Area at 9333 Coverdale Road, Fort Wayne, Indiana 46809.
“Project Bonds” means the Taxable Economic Development Revenue Bonds, Series 2012 (Franklin Electric Co., Inc. Project) to be issued by the Issuer hereunder in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) substantially in the form attached hereto as Exhibit C and any Project Bonds issued in substitution or replacement therefore.
“Project Costs” means those costs incurred in connection with the Project which are eligible to be financed with the proceeds of the Project Bonds, as set forth in the Act, including, but not limited to:
(a)    obligations of the Borrower incurred for labor and materials (including obligations payable to Borrower) in connection with the acquisition, construction,     installation and equipping of the Project;
(b)    the cost of contract bonds, letters of credit, and of insurance of all kinds that may be required or necessary during the course of acquisition, construction, installation and equipping of the Project;
(c)    all costs and expenses of site preparation, engineering services, including the costs of the Borrower for test borings, surveys, estimates, plans and specifications and preliminary investigation therefore, and for supervising installation, as well as for the performance of all other duties required by or consequential to the acquisition, construction, installation and equipping of the Project;
(d)    all Issuance Costs incurred in connection with the issuance of the Project Bonds;
(e)    all costs and expenses which the Borrower shall be required to pay, under the terms of any contract or contracts, for the acquisition, construction, installation and equipping of the Project;
(f)    any sums required to reimburse the Borrower for advances made for any of the above items or for any other costs incurred and for work done, which are properly chargeable to the Project; and
(g)    interest on the Project Bonds during and after the period of the construction of the Project to the extent permitted by the Act.
“Project Notes” means the promissory notes of the Borrower in the aggregate principal amount of Twenty-Five Million Dollars ($25,000,000) in substantially the form attached hereto as

Exhibit B which will be issued and delivered by the Borrower to the Issuer and endorsed to the Holders, with each such Project Note being in the amount of a Holder’s Project Bonds.
“Project Site” means the real estate constituting the site of and a part of the Project, which real estate is described in Exhibit A‑2 hereto.
“Prudential” means Prudential Investment Management, Inc., its successors and assigns.
“Prudential Affiliate” means (i) any corporation or other entity controlling, controlled by, or under common control with Prudential and (ii) any managed account or investment fund with is managed by Prudential or a Prudential Affiliate described in clause (i) of this definition. For purposed of this definition, the terms “control,” “controlling” and “controlled” shall mean the ownership, directly or through Subsidiaries, of a majority of a corporation’s or other entity’s Voting Stock or equivalent voting securities or interests.
“Rating Agency” means either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., both corporations and organized under the laws of the States of Delaware and New York, respectively, and their successors and assigns, designated by the Borrower and satisfactory to the Holders.
“Redeemable Preferred Stock” of any Person means any preferred stock issued by such Person which is at any time prior to the maturity date of any Project Note either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the Holder thereof.
“Redevelopment Commission” means the Allen County, Indiana Redevelopment Commission organized and existing pursuant to Indiana Code 36-7-14 and 36-7-25 et seq., as supplemented and amended.
“Register” means the register kept and maintained by the Registrar for registration and transfer of the Project Bonds pursuant to Section 8.6 hereof, and attached hereto as Schedule I.
“Registrar” means, as to the Project Bonds, the Borrower unless and until a successor Registrar shall have become such pursuant to applicable provisions of this Agreement. In addition to any other duties and responsibilities of the Registrar provided in this Agreement, the Registrar shall be charged with the responsibility of authenticating Bonds issued hereunder.
“Reimbursement Account” means the special account established by the Borrower and held and maintained by the Trustee pursuant to the Escrow Agreement, as authorized and directed in Sections 6.2 and 6.4 hereof.
“Required Holder(s)” means, at any time, the Holder or Holders of at least 51% of the aggregate principal amount of the Project Bonds and corresponding Project Notes outstanding at such time.
“Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer, chief accounting officer, treasurer or controller of the Borrower or any other officer of the Borrower appointed by the board of directors of the Borrower and involved principally in its financial administration or its controllership function.
“Reimbursement Account” means the special account established by the Borrower and Prudential and held and maintained by the Trustee pursuant to the Escrow Agreement, as authorized and directed in Section 6.2 hereof.
“Subsidiary” means any corporation of which greater than fifty percent (50%) of the stock of every class of which, except director’s qualifying shares, shall, at the time of which any determination is being made, be owned by the Borrower directly or through Subsidiaries.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“TIF Pledge Resolution” means Resolution No. 2012-04-10-01, dated April 10, 2012, adopted by the Redevelopment Commission, as authorized by Indiana Code 36‑7‑14‑39(b)(2)(D) and Indiana Code 5‑1‑14‑4, wherein the Commission pledged to the Trustee certain property tax proceeds described in such Resolution.
“Transferee” means any direct or indirect transferee of all or any part of any Project Note (and corresponding Project Bond) purchased by any Holder under this Agreement.
“Treasurer” means the duly elected Treasurer of Allen County, Indiana, serving in such capacity pursuant to the terms of Indiana Code 36-2-10 et seq., as supplemented and amended and the Constitution of the State of Indiana, and upon the election, re-election, resignation or removal of any such Treasurer, any future Treasurer so serving. The Borrower shall notify Prudential from time to time of the name and contact information for the then serving Treasurer.
“Trustee” means Bank of America, National Association, in its capacity as escrow agent under the Escrow Agreement, who shall create and hold the Reimbursement Account into which the payments of Pledged TIF Revenues received from the Issuer or the Redevelopment Commission shall be deposited pending disbursement thereof pursuant to Article VI hereof and the Escrow Agreement.
“Trust Estate” means (a) all right, title and interest of the Issuer in and to the Loan Documents, including the Issuer’s right to receive any payments thereunder or hereunder representing the principal of or interest, and the Yield-Maintenance Amount, if any, on the Project Bonds, but excluding the Unassigned Issuer’s Rights, and (b) the Pledged Revenues.
“Unassigned Issuer’s Rights” means the rights reserved unto the Issuer set forth in Section 5.2.1 hereof.

“Unrestricted Subsidiary” shall mean any Subsidiary (i) whose assets constitute less than five percent (5%) of the consolidated net assets of the Borrower and its Subsidiaries and (ii) which has contributed less than five percent (5%) of Consolidated Net Earnings for the most recently ended fiscal year of the Borrower.
“U.S. Economic Sanctions” is defined in Section 4.2.26 hereof.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Voting Stock” means, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
“Written Request” with respect to the Borrower or the Issuer shall mean a request in writing signed by the authorized officer of the Borrower or the Issuer, as the case may be.
“Yield-Maintenance Amount” shall have the meaning set forth in the Note Purchase Agreement.
Section 1.2.    Rules of Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, or unless the context otherwise requires:
Section 1.2.1.    Loan Agreement. This “Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.
Section 1.2.2.    Articles, Sections, Etc. All references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
Section 1.2.3.    Singular and Plural. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular and the singular as well as the plural.
Section 1.2.4.    Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as consistently applied.
Section 1.2.5.    Terms Defined Elsewhere. The terms defined elsewhere in this Agreement shall have the meanings therein prescribed for them.
Section 1.3.    Exhibits. The following Exhibits are attached to and by reference made a part of this Agreement:
Exhibit A-1. Description of the Project.
Exhibit A-2. Description of the Project Site.
Exhibit B. Form of Project Note.
Exhibit C. Form of Project Bond.
Section 1.4.    Schedules. The following Schedules are attached to and by reference made a part of this Agreement:
Schedule I. Bond Register.
Schedule II. Amortization Schedule.

Schedule III. Wire Transfer Instructions to Escrow Agent for Pledged TIF Revenues.

Schedule IV. Wire Transfer Instructions to Borrower for Purchase Price of Project Bonds.

END OF ARTICLE I
ARTICLE II
AUTHORIZATION, ISSUANCE, EXECUTION
AND PURCHASE OF THE PROJECT BONDS
Section 2.1.    Authorized Amount of Project Bonds; Denominations.
Section 2.2.    Issuance of Project Bonds.
Section 2.3.    Payment of Project Bonds.
Section 2.4.    Security for Project Bonds.

Section 2.4.1.    Execution and Delivery of Loan Documents.
Section 2.4.2.    Delivery of Project Bonds.
Section 2.4.3.    Legal Opinions.
Section 2.4.4.    Fees.
Section 2.4.5.    Borrower’s Certificate.
Section 2.4.6.    Issuer’s Certificate.
Section 2.4.7.    Borrower’s Constituent Documents.
Section 2.4.8.    Bond Legislation. The Holders shall have received a duly certified copy of the Bond Legislation with respect to the Project Bonds as adopted by the Issuer.
Section 2.4.9.    TIF Pledge Resolution. The Holders shall have received a duly certified copy of the Redevelopment Commission Resolution No. 2012-04-10-01, dated April 10, 2012, wherein the Redevelopment Commission shall have pledged as security for the payment of the principal and interest, and any Yield-Maintenance Amount, on the Project Bonds, not less than one-hundred percent (100%) of the Pledged TIF Revenues attributable to the Project.
Section 2.4.10.    Public Hearing. The Holders shall have received satisfactory evidence that the public hearing requirements of Section 24(a) of the Act shall have been satisfied.
Section 2.4.11.    Insurance. If requested by the Holders, the Holders shall have received satisfactory evidence in such form as the Holders may reasonably require that all types of insurance with respect to the Project, as more specifically set forth in the Note Purchase Agreement, are in force and effect.
Section 2.4.12.    Representation and Warranties. The representations and warranties contained in Sections 2.7, 4.1 and 4.2 hereof shall be true and correct in all material respects (other than those representations or warranties that are qualified by materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) both when made and on the Closing Date.
Section 2.5.13 Funding Request. The Borrower and the Issuer hereby request that the Holders purchase the Project Bonds in order to enable the Issuer to make the Loan of the proceeds thereof to the Borrower for the purpose of assisting the Borrower in financing the Project, on the terms and subject to the conditions set forth herein. Such request to the Holders is to make the purchases of the Project Bonds in the amounts and in the names of the Holders as is set forth on Schedule I hereto and fund such purchase on the Closing Date. The purchase price for the Project Bonds is to be transferred to the account set forth on Schedule IV hereto. The Borrower agrees to telephonically notify Prudential of its request to purchase not less than 48 hours in advance of the Closing Date.
Section 2.5.14 Miscellaneous. The Holders shall have received such additional legal opinions, certificates, proceedings, instruments and other documents as the Holders, their counsel or Bond Counsel may reasonably request to evidence compliance by the Issuer and the Borrower with legal requirements, the truth and accuracy, as of the Closing Date, of the representations of the Issuer and the Borrower contained herein and in the Loan Documents and the due performance or satisfaction by the Issuer and the Borrower at or prior to such time of all agreements then to be performed and all conditions then to be satisfied by such parties pursuant to the Loan Documents. If either the Issuer or the Borrower shall be unable to satisfy the conditions to the obligations of the Holders contained in this Agreement, then the Holders shall be under no obligation to purchase the Project Bonds and this Agreement shall terminate and the parties hereto shall be under no further obligation hereunder.
Section 2.5.    Authentication. No Project Bond issued hereunder shall be valid or obligatory for any purpose or entitled to any security or benefit under this Agreement or the other Loan Documents unless and until a certificate of authentication on such Project Bond shall have been duly executed by an authorized officer of the Registrar, and such executed certificate of the Registrar upon any such Project Bond shall be conclusive evidence that such Project Bond has been authenticated and delivered under this Agreement.
Section 2.6.    Accreditation and Other Representations of Holders of Project Bonds.
Section 2.6.1.    Initial Placement of Project Bonds. Each Holder hereby represents to the Issuer that, on the Closing Date, it is either (a) a “qualified institutional buyer” within the meaning of Rule 144A(a)(1) promulgated by the Securities Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or (b) an “institutional accredited investor,” being defined, for purposes of this Agreement, as an accredited investor within the meaning of Rule 501(a)(1) of the Securities Act who has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Project Bonds.
Section 2.6.2.    Other Representations of Holders of Project Bonds. In addition to the representations contained in Section 2.7.1 hereof, each Holder further represents as follows:
(a)    Nature of Purchase. Such Holder is not acquiring a Project Bond (and the corresponding Project Note) to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Holder's property shall at all times be and remain within its control.
(b)    Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Holder to pay the purchase price of a Project Bond (and the corresponding Project Note) to be purchased by such Holder hereunder:
(i)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Holder’s state of domicile; or
(ii)    the Source is a separate account that is maintained solely in connection with such Holder’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)    the Source is either (A) an insurance company pooled separate account, within the meaning of PTE 90-1 or (B) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Holder to the Borrower in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)    the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Borrower that would cause the QPAM and the Borrower to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (A) the identity of such QPAM and (B) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Borrower in writing pursuant to this clause (iv); or
(v)    the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Borrower and (A) the identity of such INHAM and (B) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Borrower in writing pursuant to this clause (v); or
(vi)    the Source is a governmental plan; or
(vii)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Borrower in writing pursuant to this clause (vii); or
(viii)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 2.7.2, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

END OF ARTICLE II
ARTICLE III
LOAN OF PROCEEDS
Section 3.1.    Loan of Proceeds of Project Bonds. Subject to the terms and conditions set forth in this Agreement, the Issuer shall loan the proceeds from the sale of the Project Bonds pursuant to the provisions hereof to the Borrower to finance the cost of acquisition, construction, installation and equipping of the Project and the Borrower shall evidence its obligation to repay such Project Bonds by the issuance of one or more Project Notes to the Issuer, who shall endorse such Project Note or Project Notes to the Holder or Holders of the corresponding Project Bonds, such Project Note or Project Notes being in the principal amount of a Holder’s corresponding Project Bond or Project Bonds. The Project Notes shall be numbered and lettered from N-1 upward.
Section 3.2.    Details of Payment
Section 3.2.1.    Repayment Obligations. This Agreement provides for the repayment by the Borrower of the Project Notes and further provides for the Borrower’s repayment obligation to be evidenced by the Project Notes. Interest on the Project Notes shall be calculated on the basis of a three hundred sixty (360) day year consisting of twelve 30-day months.
Section 3.2.2.    Interest. Except in the case of (a) any overdue payment of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount or (b) an Event of Default or after the Maturity Date, the unpaid principal balance of the Project Notes shall bear interest at the Interest Rate.
Section 3.2.3.    Principal and Interest Payments.
(a)    Commencing on July 10, 2013, the principal balance of the Project Notes shall be due and payable in aggregate semi-annual installments as set forth on Schedule II hereto (which schedule may be revised by written agreement of the Borrower and the Holders without the approval of the Issuer), together with all accrued and unpaid interest thereon, and a final payment representing accrued interest and all unpaid principal shall be due and payable on the Maturity Date. Each such Project Note shall contain an allocable portion of the semi-annual installments contained on Schedule II hereto as its principal amount bears to the total principal amount of Project Bonds authorized to be issued pursuant to Section 2.1 hereof and actually issued pursuant to Section 2.2 hereof.
(a)    If any installment of principal and/or interest provided herein becomes due and payable on a date other than a Business Day, the maturity of the installment of principal or interest shall be extended to the next succeeding Business Day.
(b)    The Borrower shall pay directly to the Holders all payments of principal of, premium, if any, and interest on the Project Notes when due, and shall thereafter, to the extent on deposit in the Reimbursement Account, be entitled to payment, as reimbursement of the principal of, premium, if any, and interest on the Project Notes, by the Trustee from any amounts of Pledged TIF Revenues on deposit in the Reimbursement Account, all as provided for in Sections 6.2 and 6.4 hereof and in the Escrow Agreement.
Section 3.2.4.    Prepayment of Project Notes. The Project Notes shall be subject to prepayment and shall be prepayable as provided in Article VIII hereof.
Section 3.2.5.    Rate Adjustment upon an Event of Default. Notwithstanding anything in this Agreement to the contrary, in the case of any overdue payment of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount or in the case of an Event of Default or after the Maturity Date, interest on the unpaid principal balance of the Project Note shall be at the Default Rate.
Section 3.3.    Security for the Project Notes. The Project Notes and all Obligations hereunder shall be a general obligation of the Borrower to pay the same when due. In addition, the corresponding Project Bonds, including the principal and interest, and any Yield-Maintenance Amount thereon, but excluding any other Obligations, shall be secured by the Pledged TIF Revenues on deposit in the Reimbursement Account held by the Trustee to the extent the Borrower shall fail to timely pay the Project Notes as provided herein and therein. Any payment of payment of Pledged TIF Revenues to a Holder by the Trustee pursuant to Sections 6.2 or 6.4 hereof, shall be deemed to be a payment on the corresponding Project Bond.
Section 3.4.    Payment on Project Notes Pledged. All payments to be made by the Borrower on the Project Notes will be pledged to the Holders pursuant to an assignment and endorsement thereof to the Holders by the Issuer and, subsequent to the execution and delivery of such assignments, as to the Holders, the obligation of the Borrower to make such payments shall be absolute and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer of any obligation to the Borrower, whether under this Agreement or otherwise, or out of any indebtedness or liability at any time owing to the Borrower by the Issuer.
Section 3.5.    Effect of Payments. The payments by the Borrower to the Holders as provided in Section 3.2 above shall be deemed made by the Borrower on account of the Project Notes and receipt of such payments by the Holders shall be deemed satisfaction of the payment obligations of the Issuer under the Project Bonds. Each and every payment of the Project Notes as set forth on Schedule II hereto and as required by Section 3.2 hereof, shall be applied pro rata to all outstanding Project Notes according to the respective unpaid principal amounts thereof.
Section 3.6.    Method and Place of Payments. The Borrower agrees that, so long as any Holder shall hold any Project Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Project Note, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to (i) such Holder's account or accounts as specified in Schedule I hereto, or (ii) such other account or accounts as such Holder may designate in writing, notwithstanding any contrary provision herein or in any Project Note with respect to the place of payment. Each Holder agrees that, before disposing of any Project Note, such Holder will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Borrower agrees to afford the benefits of this Section 3.6 to any Transferee which shall make the same agreement as each Holder has made in this Section 3.6.
Section 3.7.    Obligations of the Borrower Unconditional. The obligation of the Borrower to make the payments pursuant to this Agreement and the Project Notes and to perform and observe the other agreements on its part contained in the Loan Documents to which it is a party are absolute and unconditional. Until such time as the principal of, premium, if any, and interest on the Project Bonds, and all other payments provided for in this Agreement, shall have been fully paid or provision for the payment thereof shall have been made in accordance with this Agreement, the Borrower (a) shall not suspend or discontinue any payments pursuant to this Agreement or the Project Notes, (b) shall perform and observe all its other agreements contained in the Loan Documents to which it is a party, and (c) shall not terminate this Agreement or the Project Notes for any cause including, without limitation, failure to complete the Project, failure of title to the Project or any part thereof, any acts or circumstances that may constitute failure of consideration, destruction of or damage to the Project, commercial frustration of purpose, or any change in the tax or other laws of the United States of America or of the State of Indiana or any political subdivision thereof.
Section 3.8.    No Abatement. The Borrower shall be obligated to continue to make the payments on the Project Notes required by Section 3.2 above whether or not the Project is completed, damaged, destroyed or taken in condemnation and there shall be no abatement of any payments and other charges payable by the Borrower under the Loan Documents by reason of any such failure of completion, damage, destruction or taking by condemnation.

END OF ARTICLE III
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.1.    Representations by and Covenants of Issuer. Issuer warrants, represents and covenants that:
Section 4.1.6.    Due Organization. Issuer is a county and political subdivision of the State of Indiana. Under the provisions of the Act, Issuer is authorized to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. Issuer has been duly authorized to execute and deliver this Agreement. Issuer agrees that it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.
Section 4.1.7.    Loan of Proceeds of Project Bonds. Issuer agrees to loan the proceeds of the Project Bonds to the Borrower, subject to the receipt by the Issuer of the corresponding Project Notes to be assigned to the Holders thereof, all for the benefit of the Holders of the Project Bonds, to the end that industry and the economy of the State of Indiana may be diversified and job opportunities promoted, and to secure the Project Bonds by pledging and assigning its interest in this Agreement and the Project Notes ratably to the Holders pursuant to this Agreement, excepting the Unassigned Issuer’s Rights.
Section 4.1.8.    Assignment of Rights. The Issuer represents that except for the Unassigned Issuer’s Rights, this Agreement and the Project Notes have been assigned to the Holders pursuant to this Agreement, and no further assignment is contemplated by the Issuer.
Section 4.1.9.    Further Transfer. Except for the assignments referenced above, the Issuer shall not attempt to further assign, transfer or convey its interest in the Loan Documents or create any pledge or lien of any form or nature with respect to the Project or the payments hereunder.
Section 4.2.    Representations and Warranties. The Borrower represents and warrants as follows:
Section 4.2.13.    Organization. The Borrower is a corporation duly organized and existing in good standing under the laws of the State of Indiana and has the corporate power to own its property and to carry on its business as now being conducted. Each Subsidiary is duly organized and existing in good standing under the laws of its jurisdiction of incorporation and has the corporate power to own its property and to carry on its business as now being conducted except in such instances where the failure could not be reasonably expected to result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The names and jurisdictions of incorporation of each Subsidiary as of the date of this Agreement are set forth on Schedule 8A to the Note Purchase Agreement.
Section 4.2.14.    Power and Authority. The Borrower has the corporate power and authority to execute and deliver this Agreement and the Project Notes and to perform the provisions hereof and thereof. The execution, delivery and performance of this Agreement and the Project Notes has been duly authorized by all requisite corporate action, and this Agreement and the Project Notes have been duly executed and delivered by authorized officers of the Borrower and are valid obligations of the Borrower, legally binding upon and enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4.2.15.    Financial Statements. The Borrower has furnished each Holder of the Project Notes with the following financial statements, identified by a principal financial officer of the Borrower: (a) a consolidated balance sheet of the Borrower and its Subsidiaries as of the last day in each of the five fiscal years of the Borrower most recently completed prior to the date as of which this representation is made or repeated to such Holder (other than fiscal years completed within 90 days prior to such date for which audited financial statements have not been released) and a consolidated statement of income and statement of cash flows of the Borrower and its Subsidiaries for each such year, all certified by Deloitte & Touche (or such other independent accountants of national standing or such other accounting firm as may be reasonably acceptable to such Holder) and (b) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within sixty (60) days prior to such date for which financial statements have not been released) and the comparable quarterly period in the preceding fiscal year and consolidated statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the periods from the beginning of the fiscal years in which such quarterly periods are included to the end of such quarterly periods, prepared by the Borrower. Delivery of copies of the Annual Reports filed with the Securities and Exchange Commission on Form 10-K of the Borrower for the fiscal years described in clause (a) of the immediately preceding sentence and delivery of copies of the Quarterly Reports filed with the Securities and Exchange Commission on Form 10-Q of the Borrower for the quarterly periods described in clauses (b) of the immediately preceding sentence, shall be deemed to satisfy the requirements of the immediately preceding sentence. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Borrower and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Borrower and its Subsidiaries as at the dates thereof, and the statements of income and statements of cash flows fairly present the results of the operations of the Borrower and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.
Section 4.2.16.    Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, by or before any court, arbitrator or administrative or governmental body which could be reasonably expected to result in any material adverse change in the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.
Section 4.2.17.    Outstanding Debt. Neither the Borrower nor any Subsidiary has any outstanding Indebtedness except as permitted by paragraph 6B(2) of the Note Purchase Agreement. There exists no matured default or to the best of the Borrower's knowledge any unmatured default under the provisions of any instrument evidencing such Indebtedness in excess of $1,000,000 or of any agreement relating thereto.
Section 4.2.18.    Title to Properties. The Borrower has, and each Subsidiary has, good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other properties and assets necessary in any respect for the conduct of their respective businesses, including the properties and assets reflected in the most recent audited balance sheet referred to in Section 4.2.3 hereof (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6B(1) of the Note Purchase Agreement. The Borrower and each Subsidiary enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the conduct of their respective businesses, none of which contains any unusual or burdensome provisions which could be reasonably expected to materially affect or impair the business, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. All such leases are valid and subsisting and are in full force and effect.
Section 4.2.19.    Taxes. The Borrower has, and each Subsidiary has, filed all Federal, State, local and other income tax returns (other than non-material foreign tax returns) which, to the best knowledge of the officers of the Borrower, are required to be filed, and each has paid or made adequate provision for paying all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves or other appropriate provisions have been established in accordance with generally accepted accounting principles.
Section 4.2.20.    Conflicting Agreements and Other Matters. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement or the Project Notes, nor the offering, issuance and sale of the Project Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Project Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to, the charter or by-laws (or comparable governing documents) of the Borrower or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower or any of its Subsidiaries is subject. Neither the Borrower nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Borrower or any of its Subsidiaries, any agreement relating thereto or any other contract or agreement (including its charter or comparable governing documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the Borrower of the type to be evidenced by the Project Notes except as set forth in the agreements listed in Schedule 8G to the Note Purchase Agreement.
Section 4.2.21.    Offering of Project Bonds. Neither the Borrower nor any agent acting on its behalf has, directly or indirectly, offered the Project Bonds (or the corresponding Project Notes) or any similar security of the Borrower for sale to, or solicited any offers to buy the Project Bonds (or corresponding Project Notes) from, or otherwise approached or negotiated with respect thereto with, any Person other than Persons identified in Section 2.7.1 hereof, and neither the Borrower nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Project Bonds (or corresponding Project Notes) to the provisions of section 5 of the Securities Act of 1933 (as amended from time to time, and the rules and regulations promulgated thereunder and in effect from time to time, the “Securities Act”) or to the provisions of any securities or blue sky laws of any applicable jurisdiction.
Section 4.2.22.    Use of Proceeds. Neither the Borrower nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Project Notes will be used primarily to assist in financing the Project other purposes permitted by or not in contravention of any provision of this Agreement. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction as a "purpose credit" within the meaning of such Regulation U. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Project Notes to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect. Neither the Borrower nor any of its Subsidiaries is a Person described in Section 1 of the Anti-Terrorism Order and none of the proceeds from the issuance of the Project Notes will, directly or indirectly, be transferred to or used for the benefit of any such Person in violation of the Anti-Terrorism Order.
Section 4.2.23.    Compliance with ERISA.
(a)    The Borrower and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not results in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate has incurred any liability pursuant to Title I and IV of ERICA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERICA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Borrower or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Borrower or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or liens as would be material individually or in the aggregate.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $55,000,000 in the case of any single Plan and by more than $55,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Borrower and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) in excess of $2,000,000 under section 4201 or 4204 of ERISA with respect to any Multiemployer Plan under Tital IV of ERISA.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Borrower’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Borrower and its Subsidiaries is not material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Project Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Borrower to each Holder in the first sentence of this Section 4.2.11(e) is made in reliance upon and subject to the accuracy of such Holder’s representation in Section 2.7.2 as to the sources of the funds to be used to pay the purchase price of the Project Notes to be purchased by such Holder.
Section 4.2.24.    Governmental Consent. Neither the nature of the Borrower or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Project Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities or consents which will be obtained prior to any applicable closing day) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Project Notes or fulfillment of or compliance with the terms and provisions of this Agreement.
Section 4.2.25.    Compliance with Laws. The Borrower and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations, including those relating to protection of the environment except, in any such case, where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
Section 4.2.26.    Hostile Tender Offers. None of the proceeds of the sale of any Project Notes will be used to finance a Hostile Tender Offer.
Section 4.2.27.    Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to any Holder by or on behalf of the Borrower in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Borrower or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Borrower can now foresee) materially adversely affect the business, property or assets, or financial condition of the Borrower and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to the Holders by the Borrower prior to the date hereof in connection with the transactions contemplated hereby.
Section 4.2.28.    Investment Company Status; Holding Company Status. Neither the Borrower nor any Subsidiary of the Borrower is (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended or an "investment adviser" within the meaning of the Investment Advisors Act of 1940, as amended, or (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” or a “public utility”, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a “public utility” within the meaning of the Federal Power Act, as amended.
Section 4.2.29.    Default. No Default or Event of Default under this Agreement or any of the other Loan Documents has occurred or is continuing, and Borrower has not committed or suffered to exist any Default or Event of Default which would constitute a material default under the terms and conditions of any trust, debenture, indenture, note, bond, instrument, mortgage, lease, agreement, order, decree, or judgment to which Borrower is a party or by which it or its assets may be bound or affected.
Section 4.2.30.    Licenses. All necessary permits, licenses, consents and permissions necessary for the Project have been obtained or, to the knowledge of the Borrower, can be obtained without unreasonable delay or burden.
Section 4.2.31.    Approvals. No authorization, consent, approval or any form of exemption of any Governmental Authority is required in connection with the execution and delivery of the Loan Documents, the borrowings and performance by the Borrower of its obligations thereunder.
Section 4.2.32.    Zoning and Permits. The acquisition, construction, installation and equipping of the Project will comply with all applicable zoning, planning, building, health, Environmental Laws and other laws and regulations of the Governmental Authorities having jurisdiction of the Project. The Project Site is properly zoned for its intended purpose and Borrower has obtained all necessary permits or, to the knowledge of the Borrower, such permits can be obtained without unreasonable delay or burden, from federal, state and local governments related to the construction and use of the Project.
Section 4.2.33.    Utility Services. All utility services necessary for the operation of the Project and the operation thereof for its intended purpose are available at the boundaries of the Project Site.
Section 4.2.34.    Flood Area. The Project will not be located in or on an “area of special flood hazard,” as that term is defined in the National Flood Insurance Act of 1968.
Section 4.2.35.    Issuer’s Interest. The indication of interest by the Issuer to issue the Project Bonds and loan the proceeds to the Borrower for the purposes set forth herein has encouraged the Borrower to acquire, construct and equip the Project in Allen County, Indiana, and will promote diversification of employment and create new job opportunities in the area.
Section 4.2.36.    Conformance with Act. To the best of Borrower’s knowledge, the acquisition, construction, installation and equipping of the Project as well as its intended use and operation are in complete conformance with the purposes and provisions of the Act.
Section 4.2.37.    Disposal of Project. Except as otherwise provided herein, it is not anticipated by the Borrower that the Project will be sold or otherwise disposed of, in whole or in part, prior to payment in full of the Project Bonds.
Section 4.2.38.    Foreign Assets Control Regulations, Etc.
(a)     Neither the Borrower nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Borrower nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Borrower or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Borrower nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Borrower’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Borrower has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Borrower and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    (1)    Neither the Borrower nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Borrower’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(2)    To the Borrower’s actual knowledge after making due inquiry, neither the Borrower nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage; and
(3)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Borrower has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Borrower and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 4.2.39.    General. All statements contained in any certificate or financial statement delivered by or on behalf of Borrower to the Holders under any Loan Document shall constitute representations and warranties made by Borrower hereunder.
END OF ARTICLE IV
ARTICLE V
PARTICULAR COVENANTS OF THE BORROWER
Section 5.1.    Negative Covenants. The negative covenants (and corresponding definitions) of Section 6 of the Note Purchase Agreement are incorporated herein by this reference as if set forth herein (including the last sentence of Paragraph 10C of the Note Purchase Agreement). For purposes of this Agreement, the application and interpretation of such negative covenants shall assume (x) the Borrower to be deemed to be the Company within the meaning of the Note Purchase Agreement, and (y) a Project Note issued hereunder be deemed to be a Note within the meaning of the Note Purchase Agreement. Such negative covenants shall remain applicable and in force and effect until the Obligations have been fully and finally paid and performed, unless the Holders have provided their prior written consent to the contrary. In addition, the Borrower covenants as follows:
Section 5.1.40.    Line of Business    . The Borrower will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Borrower and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.
Section 5.1.41.    Terrorism Sanctions Regulations    . The Borrower will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.
Section 5.2.    Affirmative Covenants. The affirmative covenants (and corresponding definitions) of Section 5 of the Note Purchase Agreement are incorporated herein by this reference as if set forth herein. For purposes of this Agreement, the application and interpretation of such affirmative covenants shall assume (x) the Borrower to be deemed to be the Company within the meaning of the Note Purchase Agreement, and (y) a Project Note issued hereunder be deemed to be a Note within the meaning of the Note Purchase Agreement. Such affirmative covenants shall remain applicable and in force and effect until the Obligations have been fully and finally paid and performed, unless the Holders have provided their prior written consent to the contrary. In addition, the Borrower shall:
Section 5.2.1.    Consent to Assignments to Holders. Acknowledge and consent to the pledge and assignment of the Project Notes and the rights of the Issuer under this Agreement (other than the rights of the Issuer to be protected by insurance pursuant to Section 5.2.5 hereof, to enter upon and examine and inspect the Project pursuant to Section 11.1 hereof, to have its expenses paid by the Borrower pursuant to Sections 11.11 hereof, to approve certain waivers or amendments of this Agreement pursuant to Section 11.14 hereof, and to be indemnified by the Borrower for certain matters as set forth in Section 11.16 hereof, which rights the Issuer has reserved and not assigned to the Holder) to the Holders, who may enforce the rights, remedies and privileges granted to the Issuer hereunder.
Section 5.2.2.    Good Standing. Maintain its existence and its right to do business in the State of Indiana and in such other states wherein non-maintenance thereof would have a material adverse affect on its business.
Section 5.2.3.    Taxes, Etc. Pay and discharge all taxes, assessments, judgments, orders, and governmental charges or levies imposed upon it or on its income or profits or upon its property prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, may become a lien or charge upon the property of Borrower, provided that Borrower shall not be required to pay any tax, assessment, charge, judgment, order, levy or claim, if such payment is being contested diligently, in good faith, and by appropriate proceedings which will prevent foreclosure or levy upon its property and adequate reserves against such liability have been established.
Section 5.2.4.    Maintenance and Repair of Project. At its own cost and expense, keep the Project and all its other properties and assets in good repair and order, reasonable wear and tear excepted, and in as reasonably safe condition as the operation thereof will permit and will make all necessary repairs thereto, interior and exterior, structural and non-structural, ordinary as well as extraordinary, and foreseen as well as unforeseen, and will make all necessary replacements or renewals required for the safe operation thereof.
Section 5.2.5.    Insurance. Maintain in full force and effect public liability insurance, worker’s compensation insurance, casualty insurance policies and other such types of insurance as may be required in the Note Purchase Agreement with coverages and with such companies as are customarily maintained by companies engaged in business similar to that of Borrower. In the case of public liability insurance policies, such policies shall contain a loss payable clause in favor of the Issuer, and a copy of each policy, accompanied by a certificate of coverage issued by the insurance carrier, shall be delivered to the Holders, upon written request, as well as to the Issuer in the case of public liability insurance policies. Each such public liability insurance policy shall stipulate that the insurance cannot be canceled or materially modified without thirty (30) days’ prior written notice to the Issuer.
Section 5.2.6.    Reports. File, as appropriate, on a timely basis, annual reports, operating records and any other reports or filings required to be made with any Governmental Authority.
Section 5.2.7.    Licenses. Maintain in full force and effect all operating permits, licenses, franchises, and rights used by it in the ordinary course of business.
Section 5.2.8.    Compliance with Law. Comply with all present and future laws, ordinances, orders, decrees, rules, regulations and requirements of every duly constituted Governmental Authority and the officers thereof.
Section 5.2.9.    Obligations Under the Loan Documents. Pay and perform in a timely manner all of its obligations under those Loan Documents to which it is a party.
Section 5.2.10.    Completion of the Project.
(a)    Agree to make, execute, acknowledge and deliver any contracts, orders, receipts, writings and instructions with any other persons, firms or corporations and in general do all things which may be requisite or proper, all for constructing, installing and equipping the Project, to the extent permitted by law;
(b)    Agree to cause the Project to be constructed, installed and equipped;
(c)    Agree to acquire, construct, install and equip the Project with all reasonable dispatch and in compliance with the provisions hereof and with all applicable Governmental Authorities and all applicable restrictive covenants, free and clear of all uninsured liens or claims of liens for materials supplied or work performed in connection therewith on or before the Completion Date; and
(d)    Evidence the Completion Date to the Issuer and the Holders by a Completion Certificate signed by the Borrower stating that, except for amounts retained by the Borrower for any Project Costs not then due and payable or being contested in good faith, (i) acquisition, construction, installation and equipping of the Project has been completed and any and all labor, services, materials and supplies used in such acquisition, construction, installation and equipping have been paid for, and (ii) all other facilities necessary in connection with the Project have been acquired, constructed, installed and equipped and all costs and expenses incurred in connection therewith have been paid. Notwithstanding the foregoing, such certificate shall state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.
Section 5.3.    Holders’ Right to Perform Borrower’s Covenants. In the event the Borrower shall fail to (a) perform any covenant contained in Section 5.2.3 hereof, (b) maintain the Project in good repair pursuant to Section 5.2.4 hereof, (c) fail to make any other payment or perform any other act required to be performed hereunder or (d) procure the insurance required by Section 5.2.5 hereof, then and in each such case, the Holders, upon not less than fifteen (15) days prior written notice to the Borrower (except in the case of failure to procure insurance, in which event no notice shall be required), may (but shall not be obligated to) remedy such default for the account of the Borrower and make advances for that purpose. No such performance or advance shall operate to release the Borrower from any such default, and any sums so advanced by the Holder shall be repayable by the Borrower on demand and shall bear interest at the Default Rate.
Section 5.4.    Waiver of Covenants. The covenants of the Borrower contained in this Article V, or any of them, may be waived by the Holders (in the manner described in Section 11.14 below) in their sole discretion; provided however, the covenants concerning the Unassigned Issuer’s Rights cannot be waived by the Holders unless the Issuer specifically agrees to such waiver.
END OF ARTICLE V
ARTICLE VI
DISBURSEMENT OF PROCEEDS OF LOAN
AND
CREATION OF REIMBURSEMENT ACCOUNT

Section 6.1.    Disbursement of Project Bond Proceeds. Immediately upon closing, the Holders shall transfer the proceeds of their purchase of the Project Bonds to the Borrower to be utilized to finance all or a portion of the Project. The Borrower shall provide the Holders with such wire transfer and account information as is necessary to permit the Holders to make such payments on the Closing Date.
Section 6.2.    Creation of Reimbursement Account. The Borrower and Prudential shall cause to be established the Reimbursement Account with the Trustee pursuant to the Escrow Agreement who shall keep and maintain adequate records pertaining to all deposits to, earnings on and payments from such account. Upon the written request of the Issuer or the Holders, the Trustee shall make available records with respect to such account. There shall be set aside and deposited in the Reimbursement Account, as and when available, the Pledged TIF Revenues received by the Trustee from the Treasurer of the Issuer on behalf of the Redevelopment Commission on each January 15 and July 15, beginning with January 15, 2013, all as more specifically provided for in the TIF Pledge Resolution. The Issuer shall cause the Auditor to provide to the Treasurer an appropriately completed claim form authorizing the Treasurer to pay to the Trustee the Pledged TIF Revenues. Schedule III attached hereto sets forth the wire transfer instructions for the Treasurer to wire the Pledged TIF Revenues to the Reimbursement Account established by the Trustee. To the extent such wire transfer instructions shall at any time change, the Borrower shall provide new wire transfer instructions to the Treasurer so as to permit the timely payment of the Pledged TIF Revenues to the Trustee. As a condition to the initiation of a wire transfer by the Treasurer to the Trustee, the Borrower shall provide written notice to the Redevelopment Commission of the Borrower’s payment of the principal and interest, and Yield-Maintenance Amount, if any, on the Interest Payment Date or other due date hereunder and request reimbursement from the Reimbursement Account. Unless the Trustee shall have received written notice from Prudential that the Borrower has not made payment in full of the principal of and interest on the Project Notes and corresponding Project Bonds, and any Yield-Maintenance Amount, due on any preceding Interest Payment Date or other due date under this Agreement, then the Trustee shall cause to be paid to the Borrower an amount of Pledged TIF Revenues equal to, but not in excess of, the aggregate amount of the payments made by the Borrower on the Project Notes and corresponding Project Bonds. This obligation to reimburse the Borrower shall survive the payment in full of the Project Notes and the corresponding Project Bonds by a period limited to one year. Any moneys in the Reimbursement Account which are in excess of the requirements to pay the principal of, premium, if any, and interest on the Project Notes and corresponding Project Bonds on a preceding Interest Payment Date or other due date under this Agreement may be used by the Borrower to redeem outstanding Project Bonds. Amounts in the Reimbursement Account may not be used for payments of interest in excess of the Interest Rate.
Section 6.3.    No Investment of Reimbursement Account. Any moneys held as part of the Reimbursement Account shall be not be invested.
Section 6.4 Balance of Reimbursement Account upon an Event of Default. If the Holders shall declare the principal of the Project Bonds then outstanding and the interest accrued thereon immediately due and payable as the result of an Event of Default under Section 9.1 hereof, the balance, if any, remaining in the Reimbursement Account shall be first be paid by the Trustee to the Holders to the extent there shall remain any amounts unpaid on their respective Project Notes and corresponding Project Bonds and, if any funds remain after the Project Notes and corresponding Project Bonds have been paid in full, then to the Issuer for the benefit of the Redevelopment Commission; provided, however, that if such Event of Default and its consequences are waived by the Required Holders pursuant to Section 9.2 hereof, the full amount of money not theretofore used to pay the principal of, premium, if any, or interest on the Project Bonds shall be returned by the Issuer to the Trustee for deposit to the Reimbursement Account to be applied as provided for therein. Notice of the occurrence of an Event of Default and request for disbursement of amounts on deposit in the Reimbursement Account or a waiver of the Event of Default under this Section 6.4 shall be made by an authorized officer of Prudential in writing to the Trustee, with a copy to the Borrower and the Issuer; provided, however, that notwithstanding anything is this Agreement to the contrary, only the principal and interest, and Yield-Maintenance Amount, if any, on the Project Bonds, but excluding any other Obligations, shall be secured by and payable from the Pledged TIF Revenues.
Section 6.5 Balance of Reimbursement Account upon Redemption in Full of Project Bonds. Except as provided in Sections 6.2 and 6.4 hereof, upon redemption and payment in full of the Project Bonds and payment in full of any other interest (but in no event at a rate in excess of the Interest Rate or Default Rate, as applicable) or other Obligations due, any moneys remaining on deposit in the Reimbursement Account maintained by the Trustee shall be paid and transferred to the Borrower to the extent the total of all payments of principal and interest, and Yield-Maintenance Amount, if any, on the Project Bonds has exceeded the total of the Pledged TIF Revenues paid to the Borrower or to the Holders. Conversely, if the total of the Pledged TIF Revenues shall have exceeded the total of all payments of principal and interest, and Yield-Maintenance Amount, if any, paid by the Borrower to the Holders of the Project Bonds, then such excess on deposit in the Reimbursement Account shall be paid and transferred by the Trustee to the Issuer for the benefit of the Redevelopment Commission. The foregoing determinations as to amounts to be paid either to the Borrower or to the Issuer under this Section 6.5 shall be made by an Authorized Officer of the Borrower and certified in writing to the Trustee along with a disbursement request to the Trustee, with a copy thereof to the Issuer.
END OF ARTICLE VI
ARTICLE VII
GENERAL PROVISIONS
Section 7.1.    Issuer’s Limited Obligation of Project Bonds. The Project Bonds, together with interest thereon, are not a general obligation of the Issuer or the State of Indiana but are a special, limited obligation payable solely from the Pledged Revenues and other amounts derived from the Trust Estate. Neither the State of Indiana nor the Issuer shall be obligated to pay the principal of the Project Bonds or the interest thereon or other costs incident thereto except from the revenues and money pledged therefore. Neither the faith and credit nor the taxing power of the State of Indiana or the Issuer is pledged to the payment of the principal of the Project Bonds or the interest thereon or other costs incident thereto. In case any official of the Issuer whose signature or facsimile of whose signature shall appear on the Project Bonds shall cease to be such official before the delivery of the Project Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if he or she had remained in office until delivery. In accordance with the Act, all payments of principal and interest, and any Yield-Maintenance Amount, due and payable with respect to the Project Bonds shall be secured by and payable under the Loan Agreement which has been assigned by the Issuer to the Holders of the Project Bonds, and the Project Notes which have been duly endorsed by the Issuer to the Holders of the Project Notes. The principal and interest on, and the Yield-Maintenance Amount, if any, do under the Loan Agreement and the Project Notes is a general obligation of the Borrower which, along with the other Pledged Revenues, secures the payment of the Project Bonds.
Section 7.2.    Performance of Covenants by Issuer. The Issuer covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions required to be performed by it and contained in this Agreement, in any and every Project Bond executed and delivered hereunder, and in all of its proceedings pertaining hereto. The Issuer covenants that it is duly authorized under the laws of the State of Indiana, including particularly and without limitation the Act, to issue the Project Bonds authorized hereby and to execute this Agreement, to assign its rights hereunder and under the Project Notes in the manner and to the extent herein set forth; and that all action on its part for the issuance of the Project Bonds and the execution and delivery of this Agreement has been duly and effectively taken.
Section 7.3.    Instruments of Further Assurance. The Issuer covenants that it will do, execute, acknowledge and deliver or to cause to be done, executed, acknowledged and delivered, such agreements supplemental hereto and such further acts, instruments and transfers as the Holders may require for the more effectual assignment unto the Holders of all the Pledged Revenues payable under this Agreement, and any other income and other moneys assigned hereby to the payment of the principal of, premium, if any, and interest on the Project Bonds.
Section 7.4.    Binding Pledge. Pursuant to Indiana Code 5-1-14-4, notwithstanding any other law, the pledge by the Issuer of the revenues pledged by it under this Agreement and the pledge of the Pledged TIF Revenues by the Redevelopment Commission which, collectively, constitute the Pledged Revenues hereunder, are binding upon the Issuer and the Redevelopment Commission, respectfully, without any further act, and the lien of such pledge shall be binding against all parties having claims of any kind in tort, contract or otherwise against the Issuer or the Redevelopment Commission regardless of whether the parties have any notice of any lien. Further, as provided in Indiana Code 5-1-14-4, no resolution, ordinance, indenture, or any other instrument by which a pledge is created needs to be filed or recorded.
Section 7.5.    Mutilated, Lost, Stolen or Destroyed Project Bonds. In the event any Project Bond is mutilated, lost, stolen or destroyed, the Issuer may execute and the Registrar may authenticate and deliver a new Project Bond of the same series and like tenor in exchange and substitution for such mutilated Project Bond, or in lieu of and in substitution for such lost, stolen or destroyed Project Bond, upon the Holder’s furnishing to the Issuer evidence of such loss, theft or destruction satisfactory to the Issuer, together with indemnity satisfactory to it. In the event any such Project Bond shall have matured, the Issuer may, instead of issuing a duplicate Project Bond, pay the same without surrender thereof. The Issuer may charge the Holder of such Project Bond, its reasonable fees and expenses in this connection.
Section 7.6.    Exchange and Registration of Project Bonds, Registrar and Persons Treated as Holders.
Section 7.6.1.    Registration. The Issuer hereby appoints the Borrower as its agent to act as Registrar (and authenticating agent) and as such shall keep books for the registration of Project Bonds and for the registration of transfers of Project Bonds as provided in this Agreement. Schedule I hereto shall serve as the initial registration record for the Project Bonds and shall be maintained and updated by the Registrar while and so long as the Project Bonds shall be outstanding. At reasonable times and under reasonable regulations established by the Registrar, the Register may be inspected and copied by any Holder (or legal representative thereof).
Section 7.6.2.    Exchange. Project Bonds initially authenticated hereunder may, at the option of a Holder thereof, be exchanged for Project Bonds of different denominations, which exchange shall be at the expense of the Borrower. Any Project Bonds delivered in exchange for the Project Bonds initially authenticated hereunder shall have the same interest rate, be in denominations authorized by this Agreement, and be equal in aggregate principal amounts and maturities to the unpaid aggregate principal amounts and maturities of the Project Bonds to be exchanged at the time of the exchange. Project Bonds delivered in exchange for the Project Bonds authenticated hereunder shall be further exchangeable, upon the same terms and conditions as the Project Bonds authenticated hereunder.
Section 7.6.3.    Transfer. The transfer of any Project Bond issued pursuant to the provisions of this Agreement shall be registered only upon the books kept for the registration and registration of transfer of Project Bonds upon surrender thereof to the Registrar together with an assignment duly executed by the Holder or his legal representative in the form provided with the Project Bonds attached hereto. Upon surrender for registration of transfer of any Project Bond at the principal office of the Borrower as Registrar, the Borrower shall, at its expense, request and cause the Issuer to execute and deliver one or more new Project Bonds of like tenor and of a like aggregate principal amount, registered in the name of such Transferee or Transferees. At the option of the Holder of any Project Bond, such Project Bond may be exchanged for other Project Bonds of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Project Bond to be exchanged at the principal office of the Borrower as Registrar. Any transferee, by its acceptance of a Project Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Sections 2.7.1 and 2.7.2 hereof.
Section 7.6.4.    Other Provisions Regarding Registration, Exchange and Transfer. The Project Bonds are issuable as registered bonds without coupons in denominations of at least $2,000,000 except as may be necessary to reflect any principal amount not evenly divisible by $2,000,000 or as may be necessary to represent the entire principal amount of a Project Bond being transferred or exchanged the principal amount of which shall be less than $2,000,000 because of prepayments; provided, however, that no such minimum denomination shall apply to Project Bonds issued to, or issued upon transfer by any Holder of the Project Bonds to, Prudential or one or more Prudential Affiliates or accounts managed by Prudential or Prudential Affiliates or to any other entity or group of affiliates so long as the Borrower shall have received a certificate from the proposed Transferee(s) in form and substance reasonably acceptable to the Borrower stating that the Project Bond so issued or transferred shall be managed by a single entity and the aggregate amount so issued or transferred to all such affiliates is at least $2,000,000. Each installment of principal payable on each Interest Payment Date upon each new Project Bond issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Project Bond as the installment of principal payable on such date on the Project Bond surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Project Bond. No reference need be made in any such new Project Bond to any installment or installments of principal previously due and paid upon the Project Bond surrendered for registration of transfer or exchange. Every Project Bond surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Project Bond or such Holder's attorney duly authorized in writing.
Section 7.6.5.    Delivery and Charges in Connection with Exchange or Transfer of Project Bonds. In all cases in which Project Bonds shall be exchanged or the transfer of Project Bonds shall be registered hereunder, the Issuer shall execute and the Registrar shall authenticate and deliver at the earliest practicable time Project Bonds in accordance with the provisions of this Agreement. The Registrar shall provide and shall be responsible for determining all necessary and appropriate information in regard to the transfer or exchange of Bonds pursuant to the provisions of this Section 7.6, including, without limitation, calculations of the denominations and maturities of all such Project Bonds. All Project Bonds surrendered in any such exchange or registration of transfer shall forthwith be canceled by the Registrar. The Issuer or the Registrar may make a charge to the Borrower for every such exchange or registration of transfer of Project Bonds sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or registration of transfer, and such charge shall be paid before any such new Project Bond shall be delivered. Neither the Issuer nor the Registrar shall be required to make any such exchange or registration of transfer of Project Bonds during the fifteen (15) days immediately preceding an Interest Payment Date on the Project Bonds, or, in the case of any proposed redemption of Project Bonds, during the fifteen (15) days immediately preceding the selection of Project Bonds for such redemption or after such Project Bonds or any portion thereof have been selected for redemption.
Section 7.6.6.    Ownership. As to any Project Bond, the Person in whose name the same shall be registered shall be deemed and regarded as the absolute owner thereof for all purposes, and payment on account of the principal of, interest on and any Yield Maintenance Amount payable with respect to such Project Bond shall be made only to or upon the order of the Holder thereof or his legal representative. All such payments shall be valid and effectual to satisfy and discharge the liability upon such Project Bond, including the interest thereon, to the extent of the sum or sums so paid.
Section 7.7.    Destruction of Bonds. Whenever any Outstanding Project Bonds shall be delivered to the Registrar for cancellation thereof pursuant to this Agreement, upon payment of the principal of, premium, if any, or amount of interest represented thereby or for replacement pursuant to Section 7.5 hereof, such Project Bonds shall be promptly canceled and destroyed by the Registrar and counterparts of a certificate of destruction evidencing such destruction shall be furnished by the Registrar to the Issuer and the Borrower.
Section 7.8.    Cancellation. All Project Bonds which have been redeemed, paid or received by the Registrar for exchange and which have come due while held in safekeeping shall not be reissued but shall be canceled and cremated or otherwise destroyed by the Registrar in accordance with Section 7.7 hereof. If less than the full principal amount of a Project Bond shall be called, the Issuer shall execute and the Registrar shall authenticate and deliver, upon the surrender of such Bond at the principal office of the Registrar, without charge to the Holder thereof, for the unredeemed balance of the Project Bond so surrendered, a Project Bond of like series and interest rate.
Section 7.9.    Correspondence of Project Bonds and Project Notes; Substitute or Replacement Notes. Each Project Bond issued hereunder shall be secured by and entitled to the benefit of a corresponding Project Note in like amount as such Project Bond. The provisions of Sections 7.5, 7.6, 7.7 and 7.8 hereof which provide that a Holder be entitled to the issuance of a new Project Bond under the circumstances described in such Sections shall entitle the Holder to also receive from the Borrower and new corresponding Project Note, duly endorsed by the Issuer to the Holder of such Project Bond. The Registrar shall maintain as a part of its registration records a record of each Project Note which corresponds to a Project Bond.
Section 7.10.    Existence of Issuer. The Issuer covenants that it will do all things in its power in order to maintain its existence or assure the assumption of its obligations under this Agreement and the other Loan Documents to which it is a party by any successor public body; will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it; and will comply with all valid acts, rules, regulations and orders of any legislative, executive, judicial or administrative body applicable to the Issuer in connection with the Project and the Project Bonds.
Section 7.11.    Rights Under Loan Agreement. The Issuer agrees that the Holders in their names or in the name of the Issuer may enforce all rights of the Issuer and all obligations of the Borrower under and pursuant to this Agreement (except for the Unassigned Issuer’s Rights) for and on behalf of the Holders, whether or not the Issuer is in default hereunder.
END OF ARTICLE VII
ARTICLE VIII
PREPAYMENT OF PROJECT NOTES AND REDEMPTION OF PROJECT BONDS
Section 8.1.    Prepayment Generally. Prepayment of the Project Notes and redemption of any corresponding Project Bonds may be made to the extent and in the manner expressly permitted by this Article VIII.
Section 8.2.    Correspondence of Project Notes and Project Bonds. The Project Notes are subject to prepayment, in whole or in part, at the option of the Borrower on any date during the term thereof to the extent that redemption would be permitted under the provisions of the Project Bonds. Such prepayment and redemption shall be applied to installments of principal on the Project Notes and the corresponding Project Bonds in the inverse order of their maturity. In the event the Borrower makes a prepayment under the Project Notes, the Issuer shall make a like prepayment under the corresponding Project Bonds; and in the event the Borrower becomes obligated to pay an increased rate of interest, an increased amount of interest or any other amount under the Project Notes, the Issuer shall become obligated to pay an increased rate of interest, an increased amount of interest or such other amount under the Project Bonds and vice versa, but solely from moneys provided by the Borrower hereunder and the Project Notes.
Section 8.3.    Optional Prepayment of Project Notes and Redemption of Project Bonds. The Project Notes are subject to optional prepayment by the Borrower and the Project Bonds are subject to optional redemption by the Issuer, at the written direction of the Borrower, as a whole or in part, on any date, in $100,000 increments and not less than $1,000,000 per occurrence, together with the accrued interest thereon to the date fixed for redemption, together with a prepayment premium equal to Yield-Maintenance Amount.
Section 8.1.    Application of Prepayments and Redemption Amounts. In the case of each prepayment of the Project Notes and corresponding redemption of the Project Bonds pursuant to Section 8.3 hereof of less than the entire unpaid principal amount of all of the outstanding Project Notes and corresponding Project Bonds (including for purposes of Section 8.3 only, all Project Notes prepaid and Project Bonds redeemed or otherwise retired or purchased or otherwise acquired by the Borrower or any of its Subsidiaries or Affiliates other than by prepayment pursuant to Section 8.3 hereof), the amount to be prepaid shall be applied pro rata to all outstanding Project Notes and corresponding Project Bonds according to the respective unpaid principal amounts thereof.
Section 8.2.    Certain Restrictions on Prepayment and Redemption. The Borrower shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated Maturity Date (other than (a) by prepayment pursuant to Section 8.3 hereof or (b) or upon acceleration of such Maturity Date pursuant to Section 10.1 hereof), or purchase or otherwise acquire, directly or indirectly, Project Bonds and corresponding Project Notes held by any Holder unless the Borrower or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Project Bonds and corresponding Project Notes held by each other Holder. The Borrower will promptly cancel, or cause to be cancelled, all Project Bonds and corresponding Project Notes acquired by the Borrower or any Subsidiary or any other Affiliate pursuant to any payment, prepayment or purchase of the Project Bonds and corresponding Project Notes pursuant to any provision of this Agreement, and no Project Bonds and corresponding Project Notes may be issued hereunder in substitution or exchange for any such Project Bonds and corresponding Project Notes.
Section 8.3.    Prepayments and Redemption Payments in Respect of Project notes and Project Bonds. If there shall occur a partial prepayment of the Project Notes and corresponding partial redemption of the Project Bonds, the Borrower shall prepare and deliver to the Holders a revised Schedule II hereto reflecting the outstanding principal amount due on the Project Bonds and corresponding Project Notes following such prepayment and redemption, as well as a supplemental schedule thereto showing the outstanding principal amount due to each Holder. The Registrar shall not be required to issue and deliver a new bond certificate or Project Note following such partial prepayment and redemption.
Section 8.4.    Redemption Notice. Prepayments of the Project Notes and corresponding redemption of the Project Bonds, or any portion thereof, shall be made only upon ten (10) days’ prior, irrevocable written notice from the Borrower to the Issuer and the Holders, specifying (a) such prepayment date, (b) the aggregate principal amount of Project Notes to be prepaid and the corresponding amount of Project Bonds to be redeemed on such date and (c) the principal amount of Project Notes to be prepaid and the corresponding amount of Project Bonds to be redeemed on such date which are held by such Holder. Notice of optional prepayment of the Project Notes and corresponding redemption of Project Bonds having been given as aforesaid, the principal amount of such Project Notes and corresponding Project Bonds, together with interest thereon to the date set for prepayment and redemption, and together with the Yield- Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment and redemption date. The Borrower shall, on or before the day on which it gives notice of the principal amount of the Project Notes and corresponding Project Bonds to be prepaid and redeemed and the prepayment date to each Holder, shall give telephonic notice to each Holder which shall have designated a recipient for such notice by writing delivered to the Borrower not less than twenty (20) days prior to the date set for prepayment and redemption.
END OF ARTICLE VIII
ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES
Section 9.1.    Default and Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):
(b)    the Borrower defaults in the payment of any principal of, or Yield-Maintenance Amount payable with respect to, any Project Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or
(c)    the Borrower defaults in the payment of any interest on any Project Note for more than 10 days after the date due; or
(d)    the Borrower or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other Indebtedness (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Borrower or any Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Borrower or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Borrower or any Subsidiary) shall occur and be continuing exceeds $10,000,000; or
(e)    any representation or warranty made by the Borrower herein or by the Borrower or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or
(f)    the Borrower fails to perform or observe any agreement contained in Section 5.1 hereof; or
(g)    the Borrower fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or
(h)    the Borrower or any Subsidiary (other than an Unrestricted Subsidiary) makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or
(i)    any decree or order for relief in respect of the Borrower or any Subsidiary (other than an Unrestricted Subsidiary) is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or
(j)    the Borrower or any Subsidiary (other than an Unrestricted Subsidiary) petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Borrower or any Subsidiary (other than an Unrestricted Subsidiary), or of any substantial part of the assets of the Borrower or any Subsidiary (other than an Unrestricted Subsidiary), or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Borrower or any Subsidiary (other than an Unrestricted Subsidiary) under the Bankruptcy Law of any other jurisdiction; or
(k)    any such petition or application is filed, or any such proceedings are commenced, against the Borrower or any Subsidiary (other than an Unrestricted Subsidiary) and the Borrower or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(l)    any order, judgment or decree is entered in any proceedings against the Borrower decreeing the dissolution of the Borrower and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(m)    any order, judgment or decree is entered in any proceedings against the Borrower or any Subsidiary decreeing a split-up of the Borrower or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Borrower and its Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Borrower and its Subsidiaries (determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(n)    a final judgment in an amount in excess of $2,000,000 is rendered against the Borrower or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or
(o)    the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing which results in liability of the Borrower or any member of the Controlled Group of greater than $2,000,000; or the PBGC shall institute proceedings under Section 4042 of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall incur any withdrawal liability in excess of $2,000,000 with respect to a Multiemployer Plan; or
(p)    the Borrower defaults under any of the documents governing, evidencing or securing any Indebtedness issued under the Note Purchase Agreement or any supplement or amendment thereto, and such default is not cured within any applicable grace or cure period provided therein;
then (1) if such event is an Event of Default specified in clause (a) or (b) of this Section 9.1, the Holder of any Project Note may at its option, by notice in writing to the Borrower, declare such Project Note to be, and such Project Note shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Project Note, and commencing on the date of occurrence of the Event of Default, all amounts due under the Project Note shall bear interest at the Default Rate, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower, (2) if such event is an Event of Default specified in clause (h), (i) or (j) of this Section 9.1 with respect to the Borrower, all of the Project Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, and together with the Yield-Maintenance Amount, if any, with respect to each Project Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower, and (3) with respect to any event constituting an Event of Default (including any event described in clause (1) above), the Required Holder(s) of the Project Notes may at their option, by notice in writing to the Borrower, declare all of the Project Notes to be, and all of the Project Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Project Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, provided that the Yield-Maintenance Amount, if any, with respect to each Project Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (a) to (g), inclusive, or clauses (k) through (n), inclusive, of this Section 9.1 or such event is an Event of Default specified in any of clauses (i) to (vii), inclusive or clauses (xi) through (xiv), inclusive, of paragraph 7A of the Note Purchase Agreement, (y) the Required Holders shall have given to the Borrower, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Project Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.
The Borrower acknowledges and the parties hereto agree, that each Holder of a Project Note has the right to maintain its investment in the Project Notes free from repayment by the Borrower (except as herein specifically provided for) and that the provision for payment of the Yield-Maintenance Amount by the Borrower in the event that the Project Notes are pre-paid or are accelerated as a result of an Event of Default, is intended to provided compensation of such right under such circumstances.
Section 9.2.    Rescission of Acceleration. At any time after any or all of the Project Notes shall have been declared immediately due and payable pursuant to Section 9.1 hereof, the Required Holder(s) may, by notice in writing to the Borrower, rescind and annul such declaration and its consequences if (a) the Borrower shall have paid all overdue interest on the Project Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Project Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Project Notes, (b) the Borrower shall not have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to Section 11.14, and (d) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Project Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.
Section 9.3.    Notice of Acceleration or Rescission. Whenever any Project Note shall be declared immediately due and payable pursuant to Section 9.1 hereof or any such declaration shall be rescinded and annulled pursuant to Section 9.2 hereof, the Borrower shall forthwith give written notice thereof to the Holder of each Project Note at the time outstanding.
Section 9.4.    Other Remedies. If any Event of Default or Default shall occur and be continuing, the Holder of any Project Note (in the case of a Default or Event of Default under Section 9.1 (a) or (b)) or the Required Holder(s) (in the case of any other Default or Event of Default) may proceed to protect and enforce their rights under this Agreement and such Project Note by exercising such remedies as are available in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the Holder of any Project Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.
Section 9.5.    Correspondence of Project Notes and Project Bonds Upon Default and Acceleration. Each and every right, duty or obligation of a Holder of a Project Note under Sections 9.1, 9.2, 9.3 and 9.4 hereof shall be applicable to a Holder’s Project Bond, with any default, acceleration, notice, payment, rescission or applicable remedy with respect to a Project Note being applicable to a Holder’s corresponding Project Bond.
END OF ARTICLE XI

ARTICLE X
DISCHARGE

Section 10.1.    Satisfaction and Termination. If the Borrower shall pay and discharge or provide, in a manner satisfactory to the Holders (as determined by Section 11.14 below), for the payment and discharge of the whole amount of the principal of and interest on the Project Notes at the time outstanding, and shall pay or cause to be paid all other Obligations, or shall make arrangements satisfactory to the Holders for such payment and discharge, then and in that case all property, rights and interest hereby or under the Loan Documents conveyed or assigned or pledged shall revert to the Borrower, and the estate, right, title and interest of the Holders therein shall thereupon cease, terminate and become void, subject, however, to any other liens or encumbrances then existing in favor of the Holders; and this Agreement and the other Loan Documents, and the covenants of the Borrower contained herein and therein, shall be discharged and the Holders in such case on demand of the Borrower and at its cost and expense, shall execute and deliver to the Borrower a proper instrument or proper instruments acknowledging the satisfaction and termination of the Loan Documents, and shall return the Project Notes (and the corresponding Project Bonds) marked paid or canceled.
END OF ARTICLE X

ARTICLE XI
MISCELLANEOUS PROVISIONS
Section 11.1.    Right to Inspect or Access the Project. The Borrower agrees that the Issuer, the Holders and their duly authorized agents shall have the right at all reasonable times during business hours, subject to the Borrower’s safety and security requirements, to enter upon and examine and inspect the Project without interference or prejudice to the Borrower’s operation.
Section 11.2.    Agreement Term. This Agreement shall remain in full force and effect from the date hereof to and including the date upon which the Obligations are paid in full; provided, however, that this Agreement will terminate prior to said date if Borrower shall prepay the amounts due under the Obligations and this Agreement pursuant to Article VIII and Article X hereof.
Section 11.3.    Loan Agreement for Benefit of Parties Hereto. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than the parties hereto, their successors and assigns, and the Holders of the Project Notes, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements in this Agreement contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns.
Section 11.4.    Severability. Any provision contained in this Agreement, or the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.
Section 11.5.    Limitation on Interest. No provisions of this Agreement, the Project Notes or the Project Bonds or of the Project Notes shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is herein, in the Project Notes or in the Project Bonds provided for, or shall be adjudicated to be so provided for herein, or in the Project Notes or in the Project Bonds, neither the Borrower nor its successors or assigns shall be obligated to pay such interest in excess of the amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived, and this provision shall control any provisions of this Agreement, and the Project Notes and the Project Bonds inconsistent with this provision.
Section 11.6.    Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) or by hand delivery and (i) if to any Holder, addressed to such Holder at the address specified for such communications in Schedule I hereto or at such other address as any Holder shall have specified in writing to the Borrower, and (ii) if to any other Transferee of any Project Note and corresponding Project Bond addressed to such Transferee at such address as such Transferee shall have specified in writing to the Borrower or, if any such other Transferee shall not have so specified an address to the Borrower, then addressed to such other Transferee in care of the last Holder of such Project Note and corresponding Project Bond which shall have so specified an address to the Borrower and (iii) if to the Borrower or the Issuer, addressed to them as set forth below, or at such other address as the Borrower or the Issuer shall have specified to each Holder in writing:

To the Issuer: To the Borrower:
Allen County, Indiana
1 E Main Street, Suite 102
Rousseau Centre
Fort Wayne, IN 46802
Attention: County Auditor

Franklin Electric Co. Inc.
9333 Coverdale Road
Fort Wayne, IN 46809
Attention: Chief Financial Officer

Franklin Electric Co. Inc.
400 E. Spring St.
Bluffton, IN 46714
Attention: Chief Financial Officer

To the Holders:	As set forth on Schedule I hereto
Section 11.7.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all the covenants, promises and agreements in this Agreement contained by or on behalf of the Borrower, the Issuer or the Holders, shall bind and inure to the benefit of the respective successors and assigns (including, without limitation, any Transferee), whether so expressed or not except that without prior written consent of the Issuer and the Holders, Borrower shall not have the right to assign this Agreement.
Section 11.8.    Counterparts. This Agreement is being executed in any number of counterparts, each of which is an original and all of which are identical. Each counterpart of this Agreement is to be deemed an original hereof and all counterparts collectively are to be deemed but one instrument.
Section 11.9.    Taxes. Any taxes (excluding taxation of the overall net or gross income of the Holders) payable or ruled payable by any Governmental Authority in respect of the Documents shall be paid by Borrower, together with interest and penalties, if any, unless such interest or penalties are attributable to the failure of the Holders to timely pay such taxes. The provisions of Paragraph 11P of the Note Purchase Agreement are incorporated herein by this reference with the Borrower being deemed as the Borrower within the meaning of the Note Purchase Agreement and the Project Bonds being deemed as the Notes the meaning of the Note Purchase Agreement.
Section 11.10.     Choice of Law. The Loan Documents (other than those containing a contrary express choice of law provision) and the rights and obligations of the parties thereunder and hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of Indiana, notwithstanding the fact that Indiana conflict of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. Borrower hereby consents to the jurisdiction of any state or federal court located within Allen County, Indiana. All service of process may be made by messenger, certified mail, return receipt requested or by registered mail directed to Borrower at the addresses indicated aside its signature to this Agreement, and Borrower otherwise waives personal service of any and all process made upon Borrower. Borrower waives any objection which Borrower may have to any proceeding commenced in a state or federal court located within Allen County, Indiana, based upon improper venue or forum non conveniens. Nothing contained in this Section shall affect the right of the Holders to serve legal process in any other manner permitted by law or to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.
Section 11.11.     Expenses. The Borrower agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each other Holder, the Issuer and, only to the extent specified below, any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (a) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Holders or the Issuer in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, (b) all fees and expenses of the type referred to in clause (a) of this Section incurred by any special counsel engaged by any Transferee in connection with any proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted and (c) the costs and expenses, including reasonable attorneys' fees, incurred by any Holder or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Project Notes and corresponding Project Bonds or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Borrower under this Section 11.11 shall survive the transfer of any Project Note and corresponding Project Bond or portion thereof or interest therein by any Holder or any Transferee and the payment of any Project Note and corresponding Project Bond.
Section 11.12.     Time of Essence. Time is of the essence under the Loan Documents.
Section 11.13.     No Joint Venture. Notwithstanding anything to the contrary herein contained or implied, the Holders, by this Agreement, or by any action pursuant hereto, shall not be deemed to be a partner of, or a joint venturer with, Borrower, and Borrower hereby indemnifies and agrees to defend and hold the Holders harmless, including the payment of reasonable attorneys’ fees, from all losses, claims, costs, damages, liabilities and expenses which it may incur in connection with or arising out of the direct or indirect application of the proceeds of the Loan hereunder resulting from any judicial construction of the parties’ relationship as such.
Section 11.14.     Waiver and Amendment. This Agreement may be amended, and the Borrower may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Borrower shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, (a) with the written consent of the Holders of all Project Notes and corresponding Project Bonds at the time Outstanding (and not without such written consents), the Project Notes and corresponding Project Bonds may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Project Notes and corresponding Project Bonds, and (b) without the written consent of the Holder or Holders of all Project Notes and corresponding Project Bonds at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of Section 9.1 or this Section 11.14 insofar as such provisions relate to proportions of the principal amount of the Project Notes and corresponding Project Bonds, or the rights of any individual Holder of Project Notes and corresponding Project Bonds, required with respect to any declaration of Project Notes and corresponding Project Bonds to be due and payable or with respect to any consent, amendment, waiver or declaration. Each Holder of any Project Note and corresponding Project Bond at the time or thereafter Outstanding shall be bound by any consent authorized by this Section 11.14, whether or not such Project Note and corresponding Project Bond shall have been marked to indicate such consent, but any Project Notes and corresponding Project Bonds issued thereafter may bear a notation referring to any such consent. No course of dealing between the Borrower and the Holder of any Project Notes and corresponding Project Bonds nor any delay in exercising any rights hereunder or under any Project Note and corresponding Project Bond shall operate as a waiver of any rights of any Holder of such Project Note and corresponding Project Bond. As used herein and in the Project Notes and corresponding Project Bonds, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented. Notwithstanding anything herein to the contrary, any amendment to this Agreement which shall affect the Unassigned Issuer’s Rights or the application or use of Pledged TIF Revenues shall require the prior written consent of the Issuer.
Section 11.15.     Holder Not in Control. None of the covenants or other provisions contained in the Loan Documents shall, or shall be deemed to, give the Holders the rights or power to exercise control over the affairs and/or management of Borrower, the power of the Holders being limited to the right to exercise the remedies provided in the Loan Documents, provided, however, that if the Holders become the owner of any Equity Interest in any Person, the Holders shall be entitled (subject to requirements of law) to exercise such legal rights as they may have by virtue of being the owner of such Equity Interest in such Person.
Section 11.16.     Indemnity.
(a)    Borrower shall release the State of Indiana, the Issuer (including, but not limited to, members of the Economic Development Commission and the Redevelopment Commission of the Issuer, the County Council of the Issuer and the Issuer, and their attorneys, agents and employees) and the Holders or any of their officials, officers, employees, members, independent contractors or agents (hereinafter the “Indemnified Parties”) from, agrees that the Indemnified Parties shall not be liable for, and agrees to protect, defend, indemnify and hold harmless the Indemnified Parties from and against, any loss or damage to property, or any injury to or death of any person, that may be occasioned by any cause whatsoever pertaining to the Project or the real estate constituting the Project, or the use thereof or arising from any act or failure to act by the Borrower or any of the Borrower’s agents, contractors, servants, employees, or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or limited liability company occurring during the term of this Agreement, or against all losses, claims, costs, damages, liabilities and expenses which they may incur in connection with or arising out of the direct or indirect application of the proceeds of the Loan hereunder, and from and against all costs, liabilities and expenses incurred in or in connection with any claim, action or proceeding brought thereon; provided, however, that the indemnity in this Section shall be effective only to the extent of any loss in excess of amounts paid to the Indemnified Parties from any insurance carried with respect to the loss sustained. The Borrower further agrees to protect, defend, indemnify and hold harmless the Indemnified Parties against and from any and all costs, liabilities, expenses and claims arising from any breach or default on the part of the Borrower in the performance of any covenant or agreement on the part of the Borrower to be performed pursuant to the terms of any of the Loan Documents, or in connection with the issuance of the Project Notes and the corresponding Project Bonds and the furnishing of information concerning the Project, the Borrower, its financial status or other matters relating to the Borrower. In case any action or proceeding is brought against the Indemnified Parties by reason of any such claim, the Borrower upon notice from the Indemnified Parties covenants to resist or defend such action or proceeding at the Borrower’s expense. None of the Indemnified Parties shall settle or compromise such claim, action or proceeding without the written consent of the Borrower, which shall not be unreasonably withheld, if there exists no Event of Default by the Borrower as defined in Section 9.1 hereof. Nothing contained in this Section, however, shall require the Borrower to indemnify the Indemnified Parties from any cost, liability, expense, loss or claim arising out of or resulting from the willful misconduct or gross negligence of any such Person.
(b)    Notwithstanding the foregoing, the Borrower shall be entitled to pursue its remedies against either the Issuer for damages to the Borrower resulting directly from personal injury or property damage caused by the gross negligence or willful misconduct of either the Issuer.
(c)    No covenant or agreement contained in the Project Bonds or this Agreement shall be deemed to be a covenant or agreement of any member of the Issuer or of any officer or employee of the Issuer in his or her individual capacity, and neither the Issuer nor any officer or employee of the Issuer executing the Project Bonds or assigning the Project Notes shall be liable personally on the Project Bonds or the Project Notes or be subject to any personal liability or accountability by reason of the issuance of the Project Bonds or the Project Notes.
(d)    The indemnity set forth herein shall be in addition to any other Obligations of Borrower to the Holders or amounts due hereunder to the Issuer or at common law or otherwise, and shall survive any termination of this Agreement, and the payment of all Obligations.
Section 11.17.     Payment of Expenses of Issuance of Project Bonds. Borrower shall be liable for and pay for all Issuance Costs in connection with the Project Notes and corresponding Project Bonds and other costs and expenses, including, but not limited to, any recording expenses, escrow and title insurance costs, reasonable legal fees, printing expenses and other fees and expenses incurred or to be incurred by or on behalf of the Issuer and the Holders in connection with or as an incident to the issuance, sale and purchase of the Project Bonds, or upon and after the occurrence of any Event of Default hereunder.
Section 11.18.     Waiver of Jury Trial. THE HOLDERS AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER THE HOLDERS NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE HOLDERS OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY THE HOLDERS AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO PROVIDE THE FINANCING GOVERNED BY THIS AGREEMENT.
Section 11.19.     Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement, the Project Notes and the Project Bonds, the transfer by any Holder of any Project Note and corresponding Project Bond, or portion thereof or interest therein, and the payment of any Project Note and corresponding Project Bond, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Holder or any Transferee. Subject to the preceding sentence, this Agreement, the other Loan Documents, the Project Notes and the corresponding Project Bonds embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.
Section 11.20.     Provisions of Note Purchase Agreement to Control; Certain Provisions Incorporated by Reference. Notwithstanding anything in this Agreement to the contrary, to the extent there shall be a conflict between the representations, warranties and covenants of the Borrower set forth in the Note Purchase Agreement and the representations, warranties and covenants of the Borrower set forth in this Agreement, then the provisions of the Note Purchase Agreement shall be controlling, excepting that no such conflict shall affect the Unassigned Issuer’s Rights reserved unto the Issuer hereunder. The provisions of Paragraphs 11M and 11R of the Note Purchase Agreement are incorporated herein by this reference.
END OF ARTICLE XI

IN WITNESS WHEREOF, the Issuer, the Borrower and the Holders have caused this Agreement to be executed in their respective names by their duly authorized officers, all as of the date first above written.
This instrument prepared by John R. Kirkwood, Attorney-at-Law, Krieg DeVault LLP, 12800 North Meridian Street, Suite 300, Carmel, Indiana 46032.

KD_4620706_10.DOC

SIGNATURE PAGE OF ISSUER
TO
BOND PURCHASE AND LOAN AGREEMENT
“ISSUER”
THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA, a county and political subdivision of the State of Indiana
By:
Nelson Peters, Commissioner

By:
Linda K. Bloom, Commissioner
By:
Therese Brown, Commissioner
(SEAL)
ATTEST:
_________________________
Tera K. Klutz, CPA, Auditor
Allen County, Indiana

SIGNATURE PAGE OF BORROWER
TO
BOND PURCHASE AND LOAN AGREEMENT
“BORROWER”
FRANKLIN ELECTRIC CO., INC.
an Indiana corporation
By:_____________________________________
John Haines, Chief Financial Officer

SIGNATURE PAGE OF HOLDER
TO
BOND PURCHASE AND LOAN AGREEMENT
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: ________________________________

Printed:

Its:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: ________________________________

Printed:

Its:

AMERICAN INCOME LIFE INSURANCE
COMPANY
GLOBE LIFE AND ACCIDENT INSURANCE
COMPANY

By:    Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:    Prudential Private Placement Investors, Inc.
(as its General Partner)

By: ________________________________

Printed:

Its:

SCHEDULE I

PROJECT BOND REGISTER
and
PURCHASER SCHEDULE

Allen County, Indiana
3.60% Taxable Economic Development Revenue Bonds
Series 2012 (Franklin Electric Co., Inc. Project)

		Aggregate Principal Amount of Project Bonds to be Purchased	Project Bond Denominations

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$16,200,000.00	$12,500,000.00
			$3,700,000.00
(1)	All payments of principal, interest and Yield-Maintenance Amount on account of Project Bonds held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

	JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account Name: Prudential Managed Portfolio
Account No.: P86188 (please do not include spaces) (in the case of payments on account of the Project Bond originally issued in the principal amount of $12,500,000.00)

Account Name: The Prudential - Privest Portfolio
Account No.: P86189 (please do not include spaces) (in the case of payments on account of the Bond originally issued in the principal amount of $3,700,000.00)

Each such wire transfer shall set forth the name of the Issuer, a reference to "3.60% Taxable Economic Development Revenue Bonds, (Franklin Electric Co., Inc. Project) Series 2012, due 10 January 2033, Security No. INV 04623, CUSIP No. 01753R AA5 and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077 Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Project Bonds:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group
Two Prudential Plaza
180 N. Stetson Avenue
Suite 5600
Chicago, IL 60601

Attention: Christina C. Miller
Telephone: (312) 540-4207

(6)	Tax Identification No.: 22-1211670

		Aggregate Principal Amount of Project Bonds to be Purchased	Project Bond Denomination

	AMERICAN INCOME LIFE INSURANCE COMPANY	$5,000,000.00	$5,000,000.00

(1)	All payments of principal, interest and Yield-Maintenance Amount on account of Project Bonds held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Bank of New York Mellon ABA: 021000018 GLA# 111566 Acct. Name: American Income Life Ins. Co. PFG Pvt. Acct #: 6372298400

Each such wire transfer shall set forth the name of the Issuer, a reference to "3.60% Taxable Economic Development Revenue Bonds, (Franklin Electric Co., Inc. Project) Series 2012, due 10 January 2033, CUSIP No. 01753R AA5 and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Torchmark Corporation Attention: Alan Hintz 3700 S. Stonebridge Drive McKinney, TX 75070 Email: AHINTZ@torchmarkcorp.com Phone: (972) 569-3694 Fax: (972) 569-3282

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Address for Delivery of Project Bonds:

(a) Send physical security by nationwide overnight delivery
   service to:

Bank of New York Mellon
1 Wall Street, 3rd Floor, Window A
New York, NY 10286

Please include in the cover letter accompanying the Project Bonds a reference to the Bondholder’s account number (Acct. Name: American Income Life Ins. Co. PFG Pvt.; Acct #: 637229).

(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 2, 10th Floor
100 Mulberry
Newark, NJ 07102

Attention: Trade Management, Manager
Telephone: (973) 367-3141

(5)	Tax Identification No.: 74-1365936

		Aggregate Principal Amount of Project Bonds to be Purchased	Project Bond Denomination

	GLOBE LIFE AND ACCIDENT INSURANCE COMPANY	$3,800,000.00	$3,800,000.00

(1)	All payments of principal, interest and Yield-Maintenance Amount on account of Project Bonds held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Bank of New York Mellon ABA: 021000018 GLA# 111566 Acct. Name: Globe Life and Accident Ins. Co. PFG Pvt. Acct #: 6372308400

Each such wire transfer shall set forth the name of the Issuer, a reference to "3.60% Taxable Economic Development Revenue Bonds, (Franklin Electric Co., Inc. Project) Series 2012, due 10 January 2033, CUSIP No. 01753R AA5 and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Torchmark Corporation Attention: Alan Hintz 3700 S. Stonebridge Drive McKinney, TX 75070 Email: AHINTZ@torchmarkcorp.com Phone: (972) 569-3694 Fax: (972) 569-3282

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance

(4)	Address for Delivery of Project Bonds:

(a) Send physical security by nationwide overnight delivery
   service to:

Bank of New York Mellon
1 Wall Street, 3rd Floor, Window A
New York, NY 10286

Please include in the cover letter accompanying the Project Bonds a reference to the Bondholder’s account number (Acct. Name: Globe Life and Accident Ins. Co. PFG Pvt.; Acct #: 637230).

(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 2, 10th Floor
100 Mulberry
Newark, NJ 07102

Attention: Trade Management, Manager
Telephone: (973) 367-3141

(5)	Tax Identification No.: 63-0782739

SCHEDULE II

AMORTIZATION SCHEDULE

DATES	OUTSTANDING	PRINCIPAL PAYMENTS	INTEREST PAYMENTS	TOTAL CASH FLOW
12/31/2012	$25,000,000.00			
7/10/2013	$24,567,856.24	$432,143.76	$475,000.00	$907,143.
1/10/2014	$24,127,933.89	$439,922.35	$442,221.41	$882,143.
7/10/2014	$23,680,092.94	$447,840.95	$434,302.81	$882,143.
1/10/2015	$23,224,190.85	$455,902.09	$426,241.67	$882,143.
7/10/2015	$22,760,082.53	$464,108.32	$418,035.44	$882,143.
1/10/2016	$22,287,620.26	$472,462.27	$409,681.49	$882,143.
7/10/2016	$21,806,653.66	$480,966.60	$401,177.16	$882,143.
1/10/2017	$21,317,029.67	$489,623.99	$392,519.77	$882,143.
7/10/2017	$20,818,592.44	$498,437.23	$383,706.53	$882,143.
1/10/2018	$20,311,183.34	$507,409.10	$374,734.66	$882,143.
7/10/2018	$19,794,640.88	$516,542.46	$365,601.30	$882,143.
1/10/2019	$19,268,800.66	$525,840.22	$356,303.54	$882,143.
7/10/2019	$18,733,495.31	$535,305.35	$346,838.41	$882,143.
1/10/2020	$18,188,554.47	$544,940.84	$337,202.92	$882,143.
7/10/2020	$17,633,804.69	$554,749.78	$327,393.98	$882,143.
1/10/2021	$17,069,069.41	$564,735.28	$317,408.48	$882,143.
7/10/2021	$16,494,168.90	$574,900.51	$307,243.25	$882,143.
1/10/2022	$15,908,920.18	$585,248.72	$296,895.04	$882,143.
7/10/2022	$15,313,136.98	$595,783.20	$286,360.56	$882,143.
1/10/2023	$14,706,629.69	$606,507.29	$275,636.47	$882,143.
7/10/2023	$14,089,205.26	$617,424.43	$264,719.33	$882,143.
1/10/2024	$13,460,667.19	$628,538.07	$253,605.69	$882,143.
7/10/2024	$12,820,815.44	$639,851.75	$242,292.01	$882,143.
1/10/2025	$12,169,446.36	$651,369.08	$230,774.68	$882,143.
7/10/2025	$11,506,352.63	$663,093.73	$219,050.03	$882,143.
1/10/2026	$10,831,323.22	$675,029.41	$207,114.35	$882,143.
7/10/2026	$10,144,143.28	$687,179.94	$194,963.82	$882,143.
1/10/2027	$9,444,594.10	$699,549.18	$182,594.58	$882,143.
7/10/2027	$8,732,453.03	$712,141.07	$170,002.69	$882,143.
1/10/2028	$8,007,493.42	$724,959.61	$157,184.15	$882,143.
7/10/2028	$7,269,484.54	$738,008.88	$144,134.88	$882,143.
1/10/2029	$6,518,191.50	$751,293.04	$130,850.72	$882,143.
7/10/2029	$5,753,375.19	$764,816.31	$117,327.45	$882,143.
1/10/2030	$4,974,792.18	$778,583.01	$103,560.75	$882,143.
7/10/2030	$4,182,194.68	$792,597.50	$89,546.26	$882,143.
1/10/2031	$3,375,330.42	$806,864.26	$75,279.50	$882,143.
7/10/2031	$2,553,942.61	$821,387.81	$60,755.95	$882,143.
1/10/2032	$1,717,769.82	$836,172.79	$45,970.97	$882,143.
7/10/2032	$866,545.92	$851,223.90	$30,919.86	$882,143.
1/10/2033	$0.00	$866,545.92	$15,597.83	$882,143.

SCHEDULE III

WIRE TRANSFER INSTRUCTIONS TO ESCROW AGENT
FOR PLEDGED TIF REVENUES

(Domestic/U.S. & Only) Bank Name: Bank Address:	Bank of America N.A. 100 West 33rd Street New York, New York 10001
ABA Routing Number:	26009593
GL Account Name:	Trust Wires Clearing Account
GL Account Number:	204-762-889-3919
For Further Credit Account Number:	433610.1
Account Name::	Franklin Electric/Prudential Escrow
Attention:	Thomas Popovics Phone: 312-992-9800

SCHEDULE IV

WIRE TRANSFER INSTRUCTIONS TO BORROWER
FOR PURCHASE PRICE OF PROJECT BONDS

Beneficiary Name:	Franklin Electric Co., Inc.
Account Number:	8666053939
Bank Name:	Bank of America Merrill Lynch
Bank Address:	New York, NY
A.B.A/Routing #:	26009593
SWIFT ID:	BOFAUS3N

EXHIBIT A-1

DESCRIPTION OF THE PROJECT
The acquisition, construction, installation and equipping of an approximately 120,000 square foot facility to be the new headquarters of the Borrower which will include an approximately 40,000 square foot Engineering Center of Excellence, together with the purchase of furnishings and equipment to be utilized in the facility, which will be located in the Coverdale Economic Redevelopment Area at 9333 Coverdale Road, Fort Wayne, Indiana 46809.

Exhibit A-1 Loan Agreement

EXHIBIT A-2

DESCRIPTION OF THE PROJECT SITE
9333 Coverdale Road, Fort Wayne, Indiana 46809

Exhibit A-2 Loan Agreement

EXHIBIT B

(FORM OF PROJECT NOTE)

FRANKLIN ELECTRIC CO., INC.
PROMISSORY NOTE
PRINCIPAL AMOUNT: $[______________]
ISSUE DATE: __________ __, 20__
INTEREST RATE: Three and Six Tenths Percent (3.60%)
INTEREST PAYMENTS DATES: January 10 and July 10
MATURITY DATE: January 10, 2033
SEMI-ANNUAL PAYMENTS: See Schedule I attached hereto
NOTE NUMBER: N-__
PP NUMBER _____________

FOR VALUE RECEIVED, the undersigned, Franklin Electric Co., Inc. (herein called the “Borrower”), a corporation organized and existing under the laws of the State of Indiana, hereby promises to pay to The Board of Commissioners of the County of Allen, acting for and on behalf of Allen County, Indiana, a county and political subdivision of the State of Indiana, its successors and assigns (the “Issuer”), in lawful money of the United States of America and in immediately available funds, the principal sum of [_______________________] Dollars ($[______________]), payable in Semi-Annual Payments of principal as set forth on Schedule I hereto and on the Maturity Date specified above, together with interest on the unpaid principal amount hereof on each Interest Payment Date specified above commencing with the Interest Payment Date next succeeding the Issue Date specified above, in like money, at such office of the Issuer as the Issuer shall designate in writing to the Borrower, at the Interest Rate specified above, excepting in the case of any overdue payment of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the hereinafter defined “Agreement”) or in the case of an Event of Default (as defined in the Agreement) or after maturity, interest on the unpaid principal balance hereof shall be at the “Default Rate,” being a rate equal to the greater of (a) Interest Rate plus 2% or (b) 2% over the rate of interest publically announced by The Bank of New York Mellon from time to time as it “Prime Rate.” Interest on this promissory note shall be calculated on the basis of a 360 day year consisting of twelve 30-day months.

This promissory note is one of the Borrower’s promissory notes (each a “Project Note”) issued pursuant to Section 3.1 of that certain Bond Purchase and Loan Agreement (the “Agreement”), dated December __, 2012, among the Issuer, the Borrower and each registered owner (each a “Holder”) of the Issuer’s Twenty Five Million Dollars ($25,000,000) aggregate principal amount Taxable Economic Development Revenue Bond, Series 2012 (Franklin Electric Co., Inc. Project) (the “Project Bonds”).
This Project Note has been executed and delivered by the Borrower to the Issuer pursuant to the Agreement. Under the Agreement, the Issuer will loan the proceeds from the sale of the

Page 1 of a Project Note containing Four Pages dated _________, 20__ from FRANKLIN ELECTRIC CO., INC. to THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA.

Initialed for Identification
Exhibit B Loan Agreement

Project Bonds to the Borrower to assist in the financing of the cost of the acquisition, construction, installation and equipping of the Project, as defined in the Agreement, and the Borrower has agreed to repay such loan by making payments of principal and interest, and Yield- Maintenance Amount, if any, at the times and in the amounts set forth in this Project Note for application to the payment of the principal of and interest on, and Yield-Maintenance Amounts if any, on the Project Bonds as and when due, or as otherwise provided in the Agreement. The Project Bonds have been issued, concurrently with the execution and delivery of this Project Note, pursuant to, and are secured by, and as provided in, the Agreement. This Project Note shall mature no later than the Maturity Date specified above.
Terms used herein and not specifically defined herein shall have the meaning ascribed to them in the Agreement.
Concurrently with the execution and delivery of this Project Note by the Borrower to the Issuer, the Issuer is endorsing this Project Note to the Holder, and is assigning and pledging to the Holder all of the payments of principal and interest, the Yield-Maintenance Amount, if any, pursuant to the terms of the Agreement. Such assignment is made as security for the payment of the Project Bonds.
If any installment of principal and/or interest provided herein becomes due and payable on a date other than a Business Day, the maturity of the installment of principal or interest shall be extended to the next succeeding Business Day.
Installments of principal and interest, and Yield-Maintenance Amount, if any, required hereunder shall be made by the Borrower directly to the Holder, for the account of the Issuer, in lawful money of the United States of America in immediately available funds, at the Holder’s address or for its account as is set forth on Schedule I to the Agreement. Notwithstanding any other provision of this Project Note to the contrary, all installments of principal and interest, and Yield-Maintenance Amount, if any, hereunder shall at all times be sufficient to pay the installments of principal and interest, and Yield-Maintenance Amount, if any, required on the Project Bonds.
The payments by the Borrower to the Holder shall be deemed made by the Borrower on account of this Project Note and receipt of such payments by the Holder shall be deemed satisfaction of the payment obligations of the Issuer under the Project Bonds.
Time is of the essence with respect to the terms of this Project Note.
This Project Note is entitled to the benefits, and is subject to the provisions of the Agreement. This Project Note may be prepaid and is subject to prepayment as specified in the Agreement, and all of the terms, conditions and provisions of the Agreement are by this reference incorporated herein and made a part of this Project Note. Payment of this Project Note is secured as provided in Section 3.3 of the Agreement.
In case of an Event of Default, the principal of and interest on this Project Note may be declared immediately due and payable as provided in the Agreement, along with attorney’s fees

Page 2 of a Project Note containing Four Pages dated __________, 20__ from FRANKLIN ELECTRIC CO., INC. to THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA.

Initialed for Identification
Exhibit B Loan Agreement

and costs of collection, and without relief from valuation or appraisement laws. Upon such Event of Default, interest hereon shall be at the Default Rate.
The Borrower and all endorsers, guarantors, sureties, accommodation parties and all other parties liable or becoming liable for all or any part of the indebtedness evidenced hereby, severally waive presentment, demand, notice, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Project Note, and assent to the addition or release of any other party or person primarily or secondarily liable under this Project Note.
Upon payment in full of this Project Note, the Holder shall mark hereon “Paid in Full” and return this Project Note to the Borrower. When this Project Note shall be deemed paid in full, the Project Bonds shall be paid in full.
BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS PROJECT NOTE OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS PROJECT NOTE OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS, WHETHER ORAL OR WRITTEN, OR ACTIONS OF BORROWER OR HOLDER. BORROWER SHALL NOT SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY HOLDER EXCEPT BY WRITTEN INSTRUMENT EXECUTED BY BOTH BORROWER AND HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO PROVIDE THE FINANCING EVIDENCED BY THIS PROJECT NOTE.

IN WITNESS WHEREOF, the Borrower has executed this Project Note on the ___day of ____________ 20__.
FRANKLIN ELECTRIC CO., INC.,
an Indiana corporation
By:
Its: ______________________________________

Page 3 of a Project Note containing Four Pages dated __________, 20__ from FRANKLIN ELECTRIC CO., INC. to THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA.

Initialed for Identification
Exhibit B Loan Agreement

ENDORSEMENT
Pay, without recourse, to the order of:
___________________________________
___________________________________
___________________________________
___________________________________
as the registered owner and Holder of the Project Bond No. R-__ which corresponds with the attached Project Note No. N-__ issued under and pursuant to the aforementioned Agreement.
“ISSUER”
THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA.
By:
Commissioner

By:
Commissioner
By:
Commissioner
(SEAL)
ATTEST:
_________________________
Auditor, Allen County, Indiana

Exhibit B Loan Agreement        Exhibit B Loan Agreemen

ACCEPTANCE OF ASSIGNMENT OF PROJECT NOTE
The above assignment is hereby accepted by such Holder.
[_____________________________],
By:
Its:

Exhibit C Loan Agreement

SCHEDULE I

AMORTIZATION SCHEDULE
Payment Date         Principal Payment Amount

Exhibit B Loan Agreement        Exhibit B Loan Agreemen

Dates	Outstanding	Principal Payments	Interest Payments	Total Cash Flows
12/31/2012	25,000,000.00
7/10/2013	24,567,856.24	432,143.76	475,000.00	907,143.76
1/10/2014	24,127,933.89	439,922.35	442,221.41	882,143.76
7/10/2014	23,680,092.94	447,840.95	434,302.81	882,143.76
1/10/2015	23,224,190.85	455,902.09	426,241.67	882,143.76
7/10/2015	22,760,082.53	464,108.32	418,035.44	882,143.76
1/10/2016	22,287,620.26	472,462.27	409,681.49	882,143.76
7/10/2016	21,806,653.66	480,966.60	401,177.16	882,143.76
1/10/2017	21,317,029.67	489,623.99	392,519.77	882,143.76
7/10/2017	20,818,592.44	498,437.23	383,706.53	882,143.76
1/10/2018	20,311,183.34	507,409.10	374,734.66	882,143.76
7/10/2018	19,794,640.88	516,542.46	365,601.30	882,143.76
1/10/2019	19,268,800.66	525,840.22	356,303.54	882,143.76
7/10/2019	18,733,495.31	535,305.35	346,838.41	882,143.76
1/10/2020	18,188,554.47	544,940.84	337,202.92	882,143.76
7/10/2020	17,633,804.69	554,749.78	327,393.98	882,143.76
1/10/2021	17,069,069.41	564,735.28	317,408.48	882,143.76
7/10/2021	16,494,168.90	574,900.51	307,243.25	882,143.76
1/10/2022	15,908,920.18	585,248.72	296,895.04	882,143.76
7/10/2022	15,313,136.98	595,783.20	286,360.56	882,143.76
1/10/2023	14,706,629.69	606,507.29	275,636.47	882,143.76
7/10/2023	14,089,205.26	617,424.43	264,719.33	882,143.76
1/10/2024	13,460,667.19	628,538.07	253,605.69	882,143.76
7/10/2024	12,820,815.44	639,851.75	242,292.01	882,143.76
1/10/2025	12,169,446.36	651,369.08	230,774.68	882,143.76
7/10/2025	11,506,352.63	663,093.73	219,050.03	882,143.76
1/10/2026	10,831,323.22	675,029.41	207,114.35	882,143.76
7/10/2026	10,144,143.28	687,179.94	194,963.82	882,143.76
1/10/2027	9,444,594.10	699,549.18	182,594.58	882,143.76
7/10/2027	8,732,453.03	712,141.07	170,002.69	882,143.76
1/10/2028	8,007,493.42	724,959.61	157,184.15	882,143.76
7/10/2028	7,269,484.54	738,008.88	144,134.88	882,143.76
1/10/2029	6,518,191.50	751,293.04	130,850.72	882,143.76
7/10/2029	5,753,375.19	764,816.31	117,327.45	882,143.76
1/10/2030	4,974,792.18	778,583.01	103,560.75	882,143.76
7/10/2030	4,182,194.68	792,597.50	89,546.26	882,143.76
1/10/2031	3,375,330.42	806,864.26	75,279.50	882,143.76
7/10/2031	2,553,942.61	821,387.81	60,755.95	882,143.76
1/10/2032	1,717,769.82	836,172.79	45,970.97	882,143.76
7/10/2032	866,545.92	851,223.90	30,919.86	882,143.76
1/10/2033	—	866,545.92	15,597.83	882,143.75

Exhibit C Loan Agreement

EXHIBIT C

(FORM OF PROJECT BOND)

UNITED STATES OF AMERICA
STATE OF INDIANA
No. R-__
ALLEN COUNTY, INDIANA
TAXABLE ECONOMIC DEVELOPMENT REVENUE BONDS
SERIES 2012
(FRANKLIN ELECTRIC CO., INC. PROJECT)

REGISTERED OWNER:	[________________________]
PRINCIPAL AMOUNT:	$[________________]
ISSUE DATE: INTEREST RATE: INTEREST PAYMENTS:	_________, 20__ Three and Six Tenths Percent (3.60%) January 10 and July 10
MATURITY DATE: SEMI-ANNUAL PAYMENTS BOND NUMBER: CUSIP NUMBER:	January 10, 2033 See Schedule I attached hereto R-__ _________

THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA (the “Issuer”), a county and political subdivision of the State of Indiana, for value received, hereby promises to pay to the Registered Owner specified above solely from sources hereinafter described in lawful money of the United States of America and in immediately available funds, the principal sum of [_______________________] Dollars ($[______________]), payable in Semi-Annual Payments of principal as set forth on Schedule I hereto and on the Maturity Date specified above, together with interest on the unpaid principal amount hereof on each Interest Payment Date specified above commencing with the Interest Payment Date next succeeding the Issue Date specified above, in like money, at such office as the Registered Owner shall designate in writing to the Borrower as the registrar for such bond, at the Interest Rate specified above, excepting in the case of any overdue payment of principal, any overdue payment of interest, and any overdue payment of any Yield-Maintenance Amount (as defined in the hereinafter defined “Agreement”) or in the case of an Event of Default (as defined in the Agreement) or after maturity, interest on the unpaid principal balance hereof shall be at the “Default Rate,” being a rate equal to the greater of (a) Interest Rate plus 2% or (b) 2% over the rate of interest publically announced by The Bank of New York Mellon from time to time as its “Prime Rate.”

Exhibit C Loan Agreement

Interest on this promissory note shall be calculated on the basis of a 360 day year consisting of twelve 30-day months.

This bond is one of the Issuer’s Taxable Economic Development Revenue Bonds, Series 2012 (Franklin Electric Co., Inc. Project) being issued in the aggregate principal amount of Twenty Five Million Dollars ($25,000,000) pursuant to that certain Bond Purchase and Loan Agreement (the “Agreement”), dated December __, 2012, among the Issuer, the Borrower and each registered owner of such bonds (the “Project Bonds”).
This Project Bond is being issued for purpose of providing funds to finance or reimburse funds previously expended for the acquisition, construction, installation and equipping of the Project by lending such funds to the Borrower pursuant to the Agreement which prescribes the terms and conditions under which the Borrower shall repay such funds and pursuant to which the Borrower will execute and deliver to the Issuer its promissory notes (the “Project Notes”) in the principal amounts equal to the corresponding principal amounts of this and each other Project Bond issued under the Agreement in order to evidence such repayment obligation. The Agreement and the other Loan Documents (as defined in the Agreement) create a lien on the Trust Estate (as defined in the Agreement) as security for the Project Bonds. This Project Bond is further secured by the Pledged Revenues (as defined in the Agreement), which include the Pledged TIF Revenues (as defined in the Agreement) held for deposit in the Reimbursement Account created under Section 6.1 of the Agreement and under the Escrow Agreement (as defined in the Agreement).
Terms used herein and not specifically defined herein shall have the meaning ascribed to them in the Agreement.
If any installment of principal and/or interest provided herein becomes due and payable on a date other than a Business Day, the maturity of the installment of principal or interest shall be extended to the next succeeding Business Day.
The payments by the Borrower to the Holder shall be deemed made by the Borrower on account of this Project Note and receipt of such payments by the Holder shall be deemed satisfaction of the payment obligations of the Issuer under the Project Bonds.
This Project Bond is issued under and entitled to the security of the Agreement pursuant to which the Project Bonds and all rights of the Issuer under the Agreement, except the rights to payment for expenses, indemnity rights and the rights to perform certain discretionary acts (referred to in the Agreement as the “Unassigned Issuer’s Rights”), are pledged and assigned by the Issuer to the Registered Owner as security for this Project Bond.
Reference is made to the Agreement and to all amendments thereto and the other Loan Documents referred to in the Agreement for a description of the nature and extent of the security, the rights, duties and obligations of the Issuer and the Registered Owner, and any subsequent registered owners of the Project Bonds, and to all the provisions of which the Registered Owner hereof by the acceptance of this Project Bond assents.

Exhibit C Loan Agreement

This Project Bond is transferable by the Registered Owner in person or by its attorney duly authorized in writing at the office of the Registrar, but only in the manner, subject to the limitations and upon payment of the charges provided in the Agreement and upon surrender and cancellation of this Project Bond. Upon such transfer, a new registered Project Bond of the same maturity, authorized denomination, and aggregate principal amount will be issued to the Transferee in exchange therefore.
The Issuer and the Registrar may deem and treat the Registered Owner hereof as the absolute owner hereof for the purpose of receiving payment of or on account of principal hereof and premium, if any, hereon and interest due hereon and for all other purposes and neither the Issuer nor the Registrar nor any paying agent shall be affected by any notice to the contrary.
This Project Bond shall be redeemable and is subject to redemption in accordance with the provisions of Article VIII of the Agreement.
EXCEPT FOR THE PLEDGED TIF REVENUES, NEITHER THE CREDIT NOR THE TAXING POWER OF THE ISSUER, THE STATE OF INDIANA OR OF ANY OTHER POLITICAL SUBDIVISION THEREOF, IS PLEDGED FOR THE PAYMENT OF PRINCIPAL OF, PREMIUM, IF ANY, OR INTEREST ON THIS PROJECT BOND NOR SHALL THIS PROJECT BOND BE DEEMED TO BE AN OBLIGATION OF THE ISSUER, THE STATE OF INDIANA OR ANY OTHER POLITICAL SUBDIVISION THEREOF. THIS PROJECT BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OR OBLIGATION TO WHICH THE FAITH AND CREDIT OF THE ISSUER ARE PLEDGED BUT IS A SPECIAL LIMITED OBLIGATION OF THE ISSUER, WHICH IS OBLIGATED TO PAY THE PRINCIPAL OF AND INTEREST ON THIS PROJECT BOND SOLELY AND EXCLUSIVELY OUT OF THE TRUST ESTATE DESCRIBED IN THE AGREEMENT. NO COVENANT OR AGREEMENT CONTAINED IN THIS PROJECT BOND OR THE AGREEMENT SHALL BE DEEMED TO BE A COVENANT OR AGREEMENT OF ANY MEMBER OF THE ISSUER OR OF ANY OFFICER OR EMPLOYEE OF THE ISSUER IN HIS OR HER INDIVIDUAL CAPACITY, AND NEITHER THE MEMBERS OF THE ISSUER NOR ANY OFFICER OR EMPLOYEE OF THE ISSUER EXECUTING THIS PROJECT BOND SHALL BE LIABLE PERSONALLY ON THIS PROJECT BOND OR BE SUBJECT TO ANY PERSONAL LIABILITY OR ACCOUNTABILITY BY REASON OF THE ISSUANCE OF THIS PROJECT BOND.
The Registered Owner shall have such rights and remedies, upon the occurrence of an Event of Default, as are provided in the Agreement. In certain events, on the conditions and in the manner and with the effect set forth in the Agreement, the principal of all the Project Bonds issued under the Agreement and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon. Modifications or alterations of the Agreement or of any supplements thereto, may be made to the extent and in the circumstances permitted by the Agreement.
It is hereby certified that all conditions, acts and things required to exist, happen and be performed under the laws of the State of Indiana and under the Agreement precedent to and in the issuance of this Project Bond, exist, have happened and have been performed, and that the issuance, authentication and delivery of this Project Bond have been duly authorized by the Issuer.

Exhibit C Loan Agreement

This Project Bond shall not be valid or become obligatory for any purpose or be entitled to any security or benefit under the Agreement until the certificate of authentication hereon shall have been duly executed by the Registrar.
IN WITNESS WHEREOF, ALLEN COUNTY, INDIANA has caused this Project Bond to bear the original or facsimile signatures of the members of the Board of Commissioners of Allen County, and to bear the original or facsimile signature of the Auditor of Allen County, and a facsimile of its corporate seal to be imprinted hereon, on the ___day of ___________, 20__.

THE BOARD OF COMMISSIONERS OF THE COUNTY OF ALLEN, acting for and on behalf of ALLEN COUNTY, INDIANA
By:
Commissioner

By:
Commissioner
By:
Commissioner
(SEAL)
ATTEST:
_________________________
Auditor, Allen County, Indiana

Exhibit C Loan Agreement

CERTIFICATE OF AUTHENTICATION
This Project Bond is one of the Project Bonds of the issue designated therein and issued under the provisions of the within-mentioned Agreement.
FRANKLIN ELECTRIC CO., INC.
By:
Authorized Officer
Dated: , 20__

Exhibit C Loan Agreement

ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

(Please print or typewrite name and address of transferee)
Please insert Social Security Number
or other identifying number of transferee:

the within Project Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _________________________________, attorney to transfer the within Project Bond on the books kept for registration thereof, with full power of substitution in the premises.
Date: ___________

Signature Guaranteed:
NOTICE: Signature must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company.

NOTICE: The signature to this assignment must correspond with the name as it appears upon the fact of the within Project Bond in every particular, without alteration or enlargement or any change whatsoever.

Exhibit C Loan Agreement

SCHEDULE I

AMORTIZATION SCHEDULE

Dates	Outstanding	Principal Payments	Interest Payments	Total Cash Flows
12/31/2012	25,000,000.00
7/10/2013	24,567,856.24	432,143.76	475,000.00	907,143.76
1/10/2014	24,127,933.89	439,922.35	442,221.41	882,143.76
7/10/2014	23,680,092.94	447,840.95	434,302.81	882,143.76
1/10/2015	23,224,190.85	455,902.09	426,241.67	882,143.76
7/10/2015	22,760,082.53	464,108.32	418,035.44	882,143.76
1/10/2016	22,287,620.26	472,462.27	409,681.49	882,143.76
7/10/2016	21,806,653.66	480,966.60	401,177.16	882,143.76
1/10/2017	21,317,029.67	489,623.99	392,519.77	882,143.76
7/10/2017	20,818,592.44	498,437.23	383,706.53	882,143.76
1/10/2018	20,311,183.34	507,409.10	374,734.66	882,143.76
7/10/2018	19,794,640.88	516,542.46	365,601.30	882,143.76
1/10/2019	19,268,800.66	525,840.22	356,303.54	882,143.76
7/10/2019	18,733,495.31	535,305.35	346,838.41	882,143.76
1/10/2020	18,188,554.47	544,940.84	337,202.92	882,143.76
7/10/2020	17,633,804.69	554,749.78	327,393.98	882,143.76
1/10/2021	17,069,069.41	564,735.28	317,408.48	882,143.76
7/10/2021	16,494,168.90	574,900.51	307,243.25	882,143.76
1/10/2022	15,908,920.18	585,248.72	296,895.04	882,143.76
7/10/2022	15,313,136.98	595,783.20	286,360.56	882,143.76
1/10/2023	14,706,629.69	606,507.29	275,636.47	882,143.76
7/10/2023	14,089,205.26	617,424.43	264,719.33	882,143.76
1/10/2024	13,460,667.19	628,538.07	253,605.69	882,143.76
7/10/2024	12,820,815.44	639,851.75	242,292.01	882,143.76
1/10/2025	12,169,446.36	651,369.08	230,774.68	882,143.76
7/10/2025	11,506,352.63	663,093.73	219,050.03	882,143.76
1/10/2026	10,831,323.22	675,029.41	207,114.35	882,143.76
7/10/2026	10,144,143.28	687,179.94	194,963.82	882,143.76
1/10/2027	9,444,594.10	699,549.18	182,594.58	882,143.76
7/10/2027	8,732,453.03	712,141.07	170,002.69	882,143.76
1/10/2028	8,007,493.42	724,959.61	157,184.15	882,143.76
7/10/2028	7,269,484.54	738,008.88	144,134.88	882,143.76
1/10/2029	6,518,191.50	751,293.04	130,850.72	882,143.76
7/10/2029	5,753,375.19	764,816.31	117,327.45	882,143.76
1/10/2030	4,974,792.18	778,583.01	103,560.75	882,143.76
7/10/2030	4,182,194.68	792,597.50	89,546.26	882,143.76
1/10/2031	3,375,330.42	806,864.26	75,279.50	882,143.76
7/10/2031	2,553,942.61	821,387.81	60,755.95	882,143.76
1/10/2032	1,717,769.82	836,172.79	45,970.97	882,143.76
7/10/2032	866,545.92	851,223.90	30,919.86	882,143.76
1/10/2033	—	866,545.92	15,597.83	882,143.75

Exhibit C Loan Agreement